UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Safeguard Scientifics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SAFEGUARD SCIENTIFICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Safeguard Shareholder:

You are invited to attend the Safeguard Scientifics, Inc. 2020 Annual Meeting of Shareholders. This year’s annual meeting will be conducted solely as a virtual meeting over the Internet. You will be able to attend our 2020 annual meeting via live webcast by visiting: www.meetingcenter.io/232812760 and entering the control number and password included in (i) the Notice of Internet availability of our proxy materials or (ii) other proxy materials that will be mailed to shareholders on or about April 6, 2020. Please see the “Questions and Answers about the Proxy Materials and our Annual Meeting” section below for detailed instructions regarding attendance at this year’s virtual annual meeting.

DATE AND TIME:	May 20, 2020, 8:00 a.m. Eastern Time

PLACE:	To be held virtually at www.meetingcenter.io/232812760

RECORD DATE:	Only shareholders of record as of the close of business on March 25, 2020 are entitled to vote at this meeting and any adjournments, continuations, reschedulings or postponements that may take place.

ITEMS OF BUSINESS:	☐

To elect as directors of Safeguard the four persons named in the accompanying proxy statement to serve on the Board of Directors for terms expiring at the 2021 annual meeting of shareholders and, thereafter, until their successors are duly elected and qualified;

	☐	To cast an advisory vote to approve the compensation of the named executive officers for the year ended December 31, 2019, as disclosed in the accompanying proxy statement (“say-on-pay”);
	☐	To ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
	☐	To transact any other business properly brought before the meeting.

YOUR VOTE IS IMPORTANT TO US. The accompanying proxy statement contains important information, including a description of the business that will be acted upon at the meeting, voting procedures, and documentation required to attend the meeting. We encourage you to read the proxy statement and (i) vote by proxy over the Internet or by telephone, or (ii) if you received paper copies of the proxy materials by mail, vote by following the instructions on the proxy card or voting instruction form. Voting over the Internet or by telephone or completing and returning a proxy card or voting instruction form will ensure your representation at our annual meeting, regardless of whether you plan to attend the virtual meeting.

April 6, 2020	By Order of the Board of Directors,

G. Matthew Barnard, Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020

The Notice of Annual Meeting, Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.envisionreports.com/SFE.

TABLE OF CONTENTS

Proxy Statement – Summary	1

Questions and Answers about the Proxy Materials and our Annual Meeting	3

PROPOSAL NO. 1 – ELECTION OF DIRECTORS	10
Director Nominee Experience and Qualifications	10
2020 Nominees for Director	11
Skills and Qualifications of Board	13

CORPORATE GOVERNANCE AND BOARD MATTERS	14
Board Independence	14
Director Attendance at Meetings	14
Executive Sessions of the Board	14
Leadership Structure and Committee Composition	14
Audit Committee	15
Compensation Committee	15
Nominating & Corporate Governance Committee	16
Annual Performance Evaluations	16
Board Refreshment and Tenure	16
Review and Approval of Transactions with Related Persons	16
Risk Management	16
Communications with Safeguard’s Board	17
Process for Shareholders to Recommend Potential Director Candidates	17
Board Compensation	17
Director Compensation – 2019	18
Stock Ownership Guidelines	19

PROPOSAL NO. 2 – NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	20

COMPENSATION DISCUSSION AND ANALYSIS	21
Executive Summary	21
Recent Business Highlights	21
Key 2019 Compensation Decisions	21
Effective Corporate Governance Principles	22
Compensation Philosophy and Objectives	22
Role of the Compensation Committee in Compensation Decisions	23
Role of Executive Officers in Compensation Decisions	23
Role of Consultant	23
Setting Executive Compensation	23
Outcome of the 2019 Say-on-Pay Vote and Shareholder Outreach	24
2019 Compensation Program	24
Severance and Change-in-Control Arrangements	29
Key Employee Compensation Recoupment Policy	29
Deductibility of Executive Compensation	30
Stock Ownership Guidelines	30
Prohibition on Speculation in Safeguard Stock	30
New Strategy – Changes in Compensation Policies and Practices	31

EXECUTIVE COMPENSATION	32
Summary Compensation Table – Fiscal Years Ended December 31, 2019 and 2018	32
Grants of Plan-Based Awards – 2019	33
Outstanding Equity Awards at Fiscal Year-End – 2019	34
Option Exercises and Stock Vested – 2019	35
Nonqualified Deferred Compensation – 2019	35
Potential Payments upon Termination or Change in Control	36

PROPOSAL NO. 3 – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39

AUDIT COMMITTEE REPORT	40

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS	41

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42

OTHER MATTERS	42
Shareholder Proposals and Director Nominations	42
Additional Information	43

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement – Summary

The following summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

General Information
Meeting:		2020 Annual Meeting of Shareholders
Meeting Location:		To be held virtually via live webcast at www.meetingcenter.io/232812760

Time and Date:		8:00 a.m. ET on May 20, 2020
Record Date:		March 25, 2020
Shares Outstanding as of Record Date:		20,649,205
Stock Exchange /Stock Symbol:		NYSE: SFE
Registrar &Transfer Agent:		Computershare Trust Company, N.A. /1-800-736-3001
www.computershare.com/investor
State /Year of Incorporation:		Pennsylvania / 1953
Website:		www.safeguard.com
Notice and Access Availability of Proxy Materials

On or about April 6, 2020, we will furnish this proxy statement and related proxy materials over the Internet to our shareholders under the notice and access rules of the Securities and Exchange Commission (“SEC”). Most of our shareholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail instead of a paper copy of this proxy statement, a proxy card or voting instruction form, and our 2019 annual report on Form 10‑K. The Notice contains instructions on how to access our proxy materials and vote over the Internet and how shareholders can receive a paper copy of the materials, including this proxy statement, a proxy card or voting instruction form, and our 2019 annual report on Form 10-K. The Notice is not itself a proxy card and should not be returned with voting instructions. Shareholders who do not receive a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. Shareholders who have previously requested delivery of proxy materials electronically will not receive a Notice and will instead receive an electronic notification with instructions for accessing the proxy materials.

Proposals to be Voted On
	Proposal	Board Recommendation
1.

Election as directors of Safeguard of the four nominees named in this proxy statement for terms expiring at the 2021 annual meeting of shareholders and, thereafter, until their successors are duly elected and qualified

FOR all four nominees named in this proxy statement for terms expiring at the 2021 annual meeting of shareholders and, thereafter, until their successors are duly elected and qualified
2.	Advisory “say-on-pay” vote regarding the compensation of our named executive officers for the year ended December 31, 2019, as disclosed in this proxy statement	FOR approval, on an advisory basis, of Safeguard’s named executive officer compensation for the year ended December 31, 2019, as disclosed in this proxy statement
3.	Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

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Corporate Governance
Board Meetings in 2019:	6
Standing Board Committees (meetings in 2019):	Audit (4) Compensation (5)
Nominating & Corporate Governance (2)
Separate Chairman & CEO:	Yes (independent non-executive chairman)
Annual Election of Directors:	Yes
Independent Directors Meet without Management	Yes
Director and Officer Share Ownership Guidelines	Yes
Hedging and Short Sale Policy:	Yes
Key Employee Compensation Recoupment Policy	Yes
Recent Business Highlights
• We returned over $104 million to our balance sheet in 2019 relating to monetizations of our interests in our companies.

•         We fully repaid our outstanding debt.

•         We paid a $1.00 per share return of capital dividend.

•         We committed to return value to our shareholders whenever we have in excess of a prudent minimum of liquidity, which we presently deem to be $25 million.

•         We prudently managed follow-on deployments. Follow-on deployments totaled $16.7 million during 2019, which was consistent with the expectations we established at the beginning of the year.

•         General and administrative expenses continued to decrease, totaling $10.0 million for 2019 as compared to $16.9 million for 2018.

•         Our Board is now compensated solely with Safeguard equity and the size of the Board will be reduced from six directors to four directors at the annual meeting.

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Director Nominees (four)				Board Committees
	Director
Name	Since	Independent	Position	Audit	Comp	N&CG

Russell D. Glass	2018	*	Founder and Managing Member of RDG Capital LLC	✓	✓	✓
Joseph M. Manko, Jr.	2019	*	Managing Member and Senior Principal, Horton Capital Management, LLC	✓	✓	✓
Maureen F. Morrison	2017	*	Retired Audit Partner, PricewaterhouseCoopers LLP	✓	✓	✓
Robert J. Rosenthal	2007	*	Chairman of Board of Directors, Taconic Biosciences, Inc.	✓	✓	✓

Questions and Answers about the Proxy Materials and our Annual Meeting

Why am I receiving these materials?

We have made these materials available to you in connection with the solicitation by our Board of proxies for proposals that will be presented for a vote at our annual meeting and at any reconvened or rescheduled meeting following any adjournment or postponement of our annual meeting, which will take place on May 20, 2020, at 8:00 a.m. ET, virtually via live webcast at www.meetingcenter.io/232812760. As a shareholder, you are invited to attend our annual meeting virtually and vote on the proposals described in the proxy statement. The proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in making an informed decision on how to vote your shares.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the full set of proxy materials?

In accordance with SEC rules, we are providing our shareholders of record at the close of business on March 25, 2020 with access to the proxy materials over the Internet for our annual meeting. We believe that this process expedites receipt of the proxy materials by our shareholders, reduces the cost of our annual meeting, and conserves natural resources. The Notice contains instructions on how to access our proxy materials over the Internet and how to vote online. The Notice is not itself a proxy card and should not be returned with voting instructions. As described in the Notice, you will not receive a printed copy of our annual meeting proxy materials (including a proxy card) unless you specifically request paper copies or have previously asked to receive paper copies. You may request printed copies of our proxy materials free of charge by following the instructions contained in the Notice. For shareholders who have previously elected delivery of our proxy materials electronically, those shareholders should receive an email containing a link to the website where those materials are available.

How can I attend the annual meeting?

This year’s annual meeting will be conducted solely as a virtual meeting over the Internet. You will be able to attend our 2020 annual meeting via live webcast at www.meetingcenter.io/232812760. You are entitled to attend our annual meeting only if you were a Safeguard shareholder as of the close of business on March 25, 2020, or if you hold a valid proxy for our annual meeting. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/232812760. You also will be able to vote your shares online if you register to attend, and attend, the annual meeting pursuant to the instructions below.

To participate in the annual meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SFE2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The meeting will begin promptly at 8:00 a.m. ET. We encourage you to access the meeting prior to the start time.

How do I register to attend the annual meeting virtually on the internet

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register in advance to attend the annual meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received to attend the annual meeting.

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If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Safeguard holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 14, 2020.

You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed as follows:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Safeguard Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

How many shares must be present to hold the annual meeting?

To hold our annual meeting, a quorum must be present and represented by proxy. A quorum is a majority of our outstanding shares entitled to vote as of March 25, 2020. Abstentions and broker non-votes are treated as present at our annual meeting for purposes of establishing a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented at our virtual annual meeting. If a quorum is not present, we expect to adjourn our annual meeting until we obtain a quorum.

Who can vote on the matters to be presented for a vote at the annual meeting?

You are entitled to vote your shares of common stock on the matters to be presented for a vote at our annual meeting and any adjournments, continuations, reschedulings or postponements that may take place if you were a shareholder at the close of business on March 25, 2020, the record date for our annual meeting. On the record date, we had 20,649,205 shares of common stock, $0.10 par value (the “Common Stock”), issued and outstanding, each of which entitles the holder to one vote for each matter to be voted on at our annual meeting. In the election of directors, shareholders have cumulative voting rights and may elect to cumulate their votes as described below.

What does cumulative voting mean?

Since Safeguard is a Pennsylvania corporation, Safeguard’s shareholders have cumulative voting rights under the Pennsylvania Business Corporation Law. Cumulative voting applies only in the election of directors. Cumulative voting means that a shareholder has the right to give any one director candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of Safeguard shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated director candidates (up to the number of persons to be elected) as the shareholder may wish. For example, since four directors are standing for election at the annual meeting, if you hold 100 shares of Safeguard stock as of the Record Date, you may cast 400 votes (4 times 100) in the election of directors. You may distribute those votes among as few or as many of the four nominees as you wish. In other words, in the example provided, you may cast all 400 votes FOR one nominee or allocate your 400 votes among two or more nominees, as long as the total equals 400 votes.

How can I cumulate my votes in the election of directors at the annual meeting?

If you are a shareholder of record and choose to cumulate your votes, you will need to request, complete, and submit a proxy card by mail and follow the instructions on the proxy card for allocating your votes. If you vote cumulatively, please check to be sure that the votes you cast add up to the number of shares you own multiplied by four. If the number of votes does not add up correctly, your votes will not be counted until a properly completed proxy card has been received. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will have discretionary authority to cast your remaining votes pursuant to the instructions of the Board, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. If you wish to grant the proxy holders discretionary authority to allocate votes among all our nominees, you may check the “FOR ALL NOMINEES” box, but you are not required to do so. The proxy holders will retain discretionary authority to allocate votes among all our nominees except where you provide a specific instruction by hand marking the number of votes to be allocated or by marking the “FOR ALL EXCEPT” box.

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If you are the beneficial owner of shares held in street name and wish to vote cumulatively, you will need to contact your broker, bank, or other custodian holder of your shares before the day of our annual meeting. Because each broker, banker, or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker, or other custodian for specific instructions on how to provide vote allocation instructions.

The cumulative voting feature for the election of directors also is not available if you vote by telephone or the Internet. Further, automated cumulative voting on the day of our annual meeting is not available.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

Most of Safeguard’s shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are important distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. By voting before our annual meeting by Internet, by telephone, or by submitting a proxy card, you will have granted your voting proxy to Safeguard and your shares will be voted as you have instructed. You also may cast your vote directly by voting at our annual meeting.

Beneficial Owner. If your shares are held in street name (such as in a brokerage account or by another nominee, such as a bank or trust company), you are considered the beneficial owner of the shares. You have the right to direct your broker or other nominee with respect to how to vote your shares, which you can do by Internet, by telephone, or by voting instruction form (depending on the voting procedures of your broker or other nominee) before our annual meeting. You also are invited to attend, and may vote at, our annual meeting.

 How do I vote my shares?

You are encouraged to vote prior to our annual meeting to ensure that your shares will be represented. If you are a shareholder of record, you have three ways to vote prior to our annual meeting:

By Internet or smartphone (24 hours a day)	Go to www.envisionreports.com/SFE or scan the QR code on your Notice or proxy card with your smartphone
By telephone (24 hours a day)	Shareholders who live in the United States or Canada may call 1-800-652-8683
By mail	If you received proxy materials by mail, you may vote by completing, signing and returning a properly executed and dated proxy card that was sent to you.

You also may vote at our annual meeting. If you vote by Internet or by telephone, or wish to attend and/or vote at our annual meeting, you will need to use the control number provided in your Notice or other proxy materials you received. Telephone and Internet voting will close at 11:59 p.m. Eastern Time on May 19, 2020.

If you hold your shares through a broker or other nominee, please follow the directions provided to you by your broker or other nominee; your ability to vote over the Internet or by telephone depends on the voting procedures of your broker or other nominee. Beneficial owners also may attend and vote at our annual meeting, but will need to register in advance of the annual meeting in accordance with the above instructions under “How do I register to attend the annual meeting virtually on the internet.”

How does Safeguard’s Board recommend I vote and what vote is required for adoption or approval of each matter to be voted on?

Proposal	Board Recommendation	Vote Required for Approval
Election of Directors	FOR all four nominees named in this proxy statement for terms expiring at the 2021 annual meeting of shareholders and, thereafter, until their successors are duly elected and qualified	The four nominees who receive the highest number of FOR votes at the annual meeting will be elected as directors
Advisory “say-on-pay” vote regarding the compensation of our named executive officers for the year ended December 31, 2019, as disclosed in this proxy statement	FOR approval, on an advisory basis, of Safeguard’s named executive officer compensation for the year ended December 31, 2019, as disclosed in this proxy statement	Affirmative vote of the majority of the votes cast by shareholders entitled to vote for the proposal
Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	Affirmative vote of the majority of the votes cast by shareholders entitled to vote for the proposal

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Unless a contrary choice is specified, proxies solicited by our Board will be voted for the election of all four director nominees named in this proxy statement and recommended by our Board and for each of the other proposals referenced above.

Are there other matters to be voted on at the annual meeting?

We do not know of any matters that may come before the annual meeting other than as discussed in this proxy statement. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on the matter subject to compliance with Rule 14a-4(c) of the Exchange Act.

How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but abstentions will not be counted as votes cast for or against any given matter.

Who will serve as proxies for the annual meeting?

In soliciting your proxy, our Board is asking you to give your proxy to Brian J. Sisko, our Chief Executive Officer and President, and G. Matthew Barnard, our Corporate Secretary. Giving your proxy to Messrs. Sisko and Barnard means that you authorize Mr. Sisko, Mr. Barnard, either of them, or their duly appointed substitutes to vote your shares at our annual meeting in accordance with your instructions. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with their discretion and at the instruction of the Board (or an authorized committee thereof), including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the proxy holders will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.

For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHOLD VOTE FROM ALL NOMINEES” may not be voted for any of our director nominees, and a proxy marked “FOR ALL NOMINEES” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Board (or an authorized committee thereof) may instruct, in its sole discretion, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 400 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, our Board (or an authorized committee thereof) may instruct the proxy holders to cast the 400 votes for any or all of our three other director nominees; of those three other director nominees, moreover, our Board (or an authorized committee thereof) may allocate the 400 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 400 votes or none at all.

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What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Withheld Votes or Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-votes
Election of Directors	FOR ALL NOMINEES, WITHHOLD VOTE FROM ALL NOMINEES, or FOR ALL EXCEPT	No effect – not counted as a “vote cast”	No	No effect, assuming a quorum is present
Non-binding, advisory vote to approve the executive compensation of Safeguard’s named executive officers	FOR, AGAINST, or ABSTAIN	No effect – not counted as a “vote cast”	No	No effect, assuming a quorum is present
Ratification of the Audit Committee’s appointment of an independent registered public accounting firm	FOR, AGAINST, or ABSTAIN	No effect – not counted as a “vote cast”	Yes	No effect, assuming a quorum is present

How can I ask a question at the annual meeting?

If you have any questions relevant to the business to be voted on at our annual meeting, you may submit your question online through the Q&A text box on your screen.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board by Safeguard’s directors and certain of its executive officers. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, internet, other electronic means and personal solicitation by our directors and certain executive officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website or other websites is not part of this proxy statement.

Who will bear the cost of the solicitation of proxies?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to shareholders, will be borne by Safeguard. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report on Form 10-K to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

A note about certain information contained in this proxy statement.

Filings made by companies with the SEC sometimes “incorporate information by reference.” This means that the company is referring you to information that has previously been filed with the SEC and that such information should be considered part of the filing you are then reading. The Audit Committee Report contained in this proxy statement is not incorporated by reference into any other filings with the SEC.

Where can I find the voting results of the annual meeting?

You can find the official results of the voting at our annual meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after our annual meeting. If the official results are not available at that time, we will provide preliminary voting results in a Current Report on Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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What is a broker non-vote?

A broker non-vote occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of our independent registered public accounting firm, but does not vote on non-discretionary matters, absent specific instructions from you.

Will my shares be voted if I do not vote by Internet or by telephone or do not sign and return a proxy card or voting instruction form?

Shareholder of Record. If you do not vote by Internet or by telephone or complete and return a proxy card, your shares will not be voted unless you attend our annual meeting and vote your shares. If you vote by Internet or by telephone and submit your vote without selecting any proposals individually, or if you sign and return a proxy card, but do not mark any boxes showing how you wish to vote, then the proxy holders designated by our Board to act on behalf of shareholders will vote your shares and cumulate your votes as recommended by our Board or a committee thereof and, in their discretion, will vote on any other matters that may properly arise at our annual meeting.

Beneficial Owner. If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.” The ratification of the Audit Committee’s appointment of KPMG LLP as Safeguard’s independent registered public accounting firm for fiscal 2020 is considered a routine matter. Accordingly, if you do not vote by Internet or by telephone or do not otherwise provide your broker or other nominee with voting instructions, banks and brokers may vote shares on this proposal or may leave your shares unvoted, and there will be no broker non-votes with respect to this proposal. The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

What do I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy and/or change your vote at any time prior to the closing of the polls at our annual meeting by:

•	Re-voting by telephone or by Internet (only your latest vote will be counted); note that telephone and Internet voting will close at 11:59 p.m. Eastern Time on May 19, 2020;

•	Signing another proxy card with a later date and delivering it to us before our annual meeting (again, only your latest vote will be counted);

•

Sending written notice to our Corporate Secretary (which must be received at our corporate headquarters no later than 5:00 p.m. Eastern Time on May 19, 2020) stating that you would like to revoke (that is, cancel) your proxy; or

•	Voting at our annual meeting before the polls close.

If you are the beneficial owner of shares held in street name, you may submit new voting instructions by following the instructions provided by your broker or other nominee. You also may vote at the annual meeting, but will need to register in advance of the annual meeting in accordance with the above instructions under “How do I register to attend the annual meeting virtually on the internet.”

Who will count the votes?

A representative of Safeguard will count the votes and act as the judge of election.

What is Safeguard’s Internet address?

Our Internet website address is http://www.safeguard.com. You can access this proxy statement and Safeguard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, on our website. Safeguard’s filings with the SEC are available free of charge via a link from this address. The information contained on our website or connected thereto are not intended to be incorporated by reference into this proxy statement. All references to our website address are intended to be inactive textual references only.

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What is “householding” and how does it affect me?

If you and other residents at your mailing address are the beneficial owner of shares held in street name, you may receive only one paper copy of our proxy materials or Notice, as applicable, unless you have provided contrary instructions. This practice is commonly referred to as “householding” and potentially provides extra convenience for shareholders and cost savings for companies. If you would like to receive a separate set of proxy materials or Notice in the future, please request the additional copy by contacting your broker or other nominee. If you wish to receive a separate set of proxy materials or Notice now, please request the additional copy by contacting Broadridge Financial Solutions, Inc.:

By Internet:	www.proxyvote.com
By telephone:	1-800-579-1639
By email:	sendmaterial@proxyvote.com

If you request a separate set of proxy materials or Notice by email, please be sure to include your control number in the subject line. A separate set of proxy materials or Notice will be sent promptly following receipt of your request.

How may I obtain a copy of Safeguard’s 2019 Annual Report on Form 10-K?

Shareholders may request a free copy of our 2019 Annual Report on Form 10-K by contacting:

Safeguard Scientifics, Inc.

Attention: Investor Relations

One Radnor Corp. Center, Suite 110

100 Matsonford Road

Radnor, PA 19087

Alternatively, shareholders can access our 2019 Annual Report on Form 10-K on our website at: www.safeguard.com/proxy.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our directors are elected annually and serve until our next annual meeting of shareholders and until their successors are duly elected and qualified. On November 5, 2019, the Board voted to decrease the size of the Board from six (6) to four (4) members, effective as of the 2020 annual meeting.

All of the four nominees recommended by the Board are currently serving as directors, and each nominee has consented to serve as a nominee for election to the Board, to being named in this proxy statement and, if elected by Safeguard’s shareholders, to serve as members of the Board until our next annual meeting. As of the date of this proxy statement, Safeguard has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, Safeguard will file an amended proxy statement or additional soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

The accompanying proxy card will not be voted for anyone other than the Board’s nominees or designated substitutes.

Director Nominee Experience and Qualifications

Our Board believes that directors should collectively possess a broad range of skills, expertise, knowledge and business experience that will enable the Board to fulfill its responsibilities, including providing effective oversight of our business. The Nominating & Corporate Governance Committee has developed a matrix of skills and experience that it has determined would be beneficial to have represented on our Board. The Nominating & Corporate Governance Committee regularly reviews the appropriate skills and experience required of directors in the context of the fit between Safeguard’s needs regarding its Board composition and the individual skills and experience of the current Board members.

The Nominating & Corporate Governance Committee does not have a formal policy with respect to diversity. However, the Nominating & Corporate Governance Committee’s charter provides that the committee shall “seek members from diverse backgrounds” and will evaluate nominees for election to our Board “with the objective of recommending a group that through its diversity of experience can provide relevant advice and counsel to management.” The Board and the Nominating & Corporate Governance Committee believe that diversity must be viewed in a broad sense, including skills, experience, age, race, gender and ethnicity.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating & Corporate Governance Committee considers the needs of the Board as a whole as well as the staffing needs of each of its committees. With respect to the nomination of continuing directors for re-election, an individual’s past contributions to the Board also are considered. The Board monitors the effectiveness of this approach via an annual internal board and peer assessment, as well as ongoing director succession planning discussions by the Board and its Nominating & Corporate Governance Committee. From time to time, the Nominating & Corporate Governance Committee may conduct informal or formal searches and consider specific new candidates for potential nomination for election or for appointment to our Board. In considering potential director candidates, the Nominating & Corporate Governance Committee seeks the following attributes for director nominees:

•	A strong record of personal integrity and ethical conduct;

•	A leader in the companies or institutions with which he or she is affiliated;

•	Competencies, skills and experiences that are complementary to the background and experience represented on Safeguard’s Board and that meet the needs of Safeguard’s strategy and business;

•	A willingness and ability to devote sufficient time to fulfill his or her responsibilities to Safeguard and our shareholders;

•	The ability to represent the long-term interests of our shareholders; and

•	The ability to provide relevant advice and counsel to management and best perpetuate the success of Safeguard’s business.

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2020 Nominees for Director

Our Board believes that all of the nominees named below are highly qualified and bring executive leadership skills and experience, resulting in a talented and diverse Board. The biography of each of our director nominees includes the specific experiences, qualifications, attributes and skills that caused the Nominating & Corporate Governance Committee and our Board to determine that the individual should be nominated to serve as a director until our 2021 annual meeting, given our business and structure.

The Board recommends a vote FOR each nominee. The four nominees who receive the highest number of affirmative votes will be elected as directors.

Russell D. Glass, age 57 Director since: 2018 Safeguard Board Committees: Audit, Compensation, Nominating & Corporate Governance	Other public directorships: None Former public directorships within past five years: None

Career Highlights:

—	Founder and Managing Member of RDG Capital LLC (2005 – present)
—	Managing Partner of RDG Capital Fund Management, an investment advisory firm (2014 – present)
— —

Advisory Board Member of Tierra Nueva Fine Cocoa LLC, a privately held specialty coffee company (2018 – present)

Director of A.G. Spanos Corporation, a national real estate developer and owner of the NFL Los Angeles Chargers (1993 – present)

—	Senior Adviser at Knights Genesis Group, a private equity firm (2017 – 2019)
—	Director of Blue Bite LLC, a digital marketing technology company (2009 – 2019)
—	Managing Member of Princeford Capital Management, an investment advisory firm (2009 – 2014)
—	Chief Executive Officer of Cadus Pharmaceutical Corporation (n/k/a Cadus Corporation), a biotechnology holding company (2000 – 2003), and director (1998 – 2011)
—	Co-Chairman and Chief Investment Officer of Ranger Partners, an investment fund management company (2002 – 2003)
—	President and Chief Investment Officer of Icahn Associates Corporation, a diversified investment firm and principal investment vehicle for Carl Icahn (1998 – 2002)
—	Partner at Relational Investors LLC, an investment fund management company (1996 – 1998)
—	Partner at Premier Partners Inc., an investment banking and research firm (1988 – 1996)
—	Analyst with Kidder, Peabody & Co., an investment banking firm (1984 – 1986)
—

Holds directorship at the Council for Economic Education and held other previous directorships at Automated Travel Systems, Inc., Axiom Biotechnologies, Global Discount Travel Services/Lowestfare.com, National Energy Group and Next Generation Technology Holdings, Inc.

—	Received A.B. in Economics from Princeton University
—	Received M.B.A. from Stanford Graduate School of Business

Experience and Qualifications: Mr. Glass has experience relating to private equity, investment banking, and serving as chief executive officer of a public company. Mr. Glass has experience serving on the boards of public and private companies in a wide range of industries, including biotech, healthcare information technology, pharmacology, enterprise systems software, real estate, energy, and digital marketing.

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Joseph M. Manko, Jr., age 54 Director since: March 2019 Safeguard Board Committees: Audit, Compensation, Nominating & Corporate Governance	Other public directorships: Repro-Med Systems, Inc., Creative Realties, Inc., Wireless Telecom Group, Inc. Former public directorships within past five years: None

Career Highlights:

—	Managing Member and Senior Principal of Horton Capital Management, LLC, an investment fund (2013 – present)
—	Minority owner and a Managing Director at Mufson Howe Hunter & Co., LLC, a boutique investment bank focusing on middle-market companies (2011 – present)
—

Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds, and the firm’s Special Situations and Event-Driven strategies (2005 – 2010)

—	Managing Director, Deutsche Bank AG (NYSE:DB), an investment bank in London (1997 – 2004)
—	Vice President, Merrill Lynch & Co, Inc. (n/k/a BofA Securities (NYSE: BAC)), an investment bank (1995 – 1997)
—	Corporate Finance Attorney at Skadden, Arps, Slate, Meagher & Flom LLP, a law firm (1991 – 1995)

Experience and Qualifications: Mr. Manko has experience serving on the boards of several companies and has participated in numerous shareholder value creation strategies and monetizations.

Maureen F. Morrison, age 65 Director since: 2017 Safeguard Board Committees: Audit (Chair), Compensation, Nominating & Corporate Governance	Other public directorships: ePlus, Inc., Asbury Automotive Group, Inc. Former public directorships within past five years: None

Career Highlights:

—

Audit Partner with PricewaterhouseCoopers LLP for 28 years, serving public and private multi-national clients in the technology and manufacturing industries. Ms. Morrison led the Atlanta, Georgia Technology Audit Practice for six years, and held other positions at the firm, prior to her retirement in 2015.

Experience and Qualifications: During her tenure at PricewaterhouseCoopers LLP, Ms. Morrison worked closely with clients concentrated in the technology industry dealing with acquisitions, international expansion, financing transactions, subjective technical matters and regulatory compliance. Ms. Morrison is a certified public accountant and has extensive experience in accounting, finance, mergers and acquisitions and capital markets transactions. Ms. Morrison also has experience serving on other public company boards, including serving on the audit, risk management, capital allocation, and/or nominating and corporate governance committees of such boards. Since 2018, Ms. Morrison has served as an independent director on the Board of Directors of ePlus inc. She is also chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee. In 2019, Ms. Morrison joined the Board of Directors of Asbury Automotive Group as an independent director. She is also a member of its Audit Committee and Capital Allocation and Risk Management Committee.

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Robert J. Rosenthal, PhD, age 63 Chairman of the Board since 2016 Director since: 2007 Safeguard Board Committees: Audit, Compensation (Chair), Nominating & Corporate Governance	Other public directorships: Bruker Corporation, InVivo Therapeutics Holdings Corp. Former public directorships within past five years: None

Career Highlights:

—

Chief Executive Officer and director (2014 – 2018) and Chairman of the Board of Directors (2019 – present), Taconic Biosciences, Inc., a provider of research models for pharmaceutical and biotechnology researchers

—

Chairman and Chief Executive Officer, IMI Intelligent Medical Implants, AG, a medical technology company that developed an intelligent retinal implant for degenerative retinal disorders (January 2010 – December 2013)

—	President and Chief Executive Officer, Magellan Biosciences, Inc., a provider of clinical diagnostics and life sciences research tools (October 2005 – December 2009)
—	President and Chief Executive Officer, TekCel, Ltd., a provider of life sciences research tools (October 2003 – January 2007)
—	President and Chief Executive Officer, Boston Life Sciences, Inc., a diagnostic and therapeutic development company (July 2002 – October 2003)
—	President and Chief Executive Officer, Magellan Discovery Technologies, LLC, a life sciences acquisition company (January 2001 – July 2002)
—	Senior Vice President, Perkin Elmer Corporation and President of its instrument division (March 1999 – November 2000)
—	Various executive positions, Thermo Optek Corporation (September 1995 – February 1999)

Experience and Qualifications: Dr. Rosenthal has 30 years of experience relating to companies involved in the development of diagnostics, therapeutics, medical devices and life sciences tools and technologies. His specific experience includes strategic planning and positioning; corporate, business and product development; operations management; capital markets transactions; debt and equity financings; fund-raising; merger and acquisition transactions; and corporate finance. Dr. Rosenthal also has significant public and private company board experience.

Skills and Qualifications of Board

The following table includes the skills and qualifications of each director that led our Board to conclude that the director is qualified to serve on our Board.

	Russell D. Glass	Joseph M. Manko, Jr.	Maureen F. Morrison	Robert J. Rosenthal
Operational / Direct Management Experience	✓	✓	✓	✓
Capital Markets Experience	✓	✓	✓	✓
Private Equity / Venture Capital Industry Experience	✓	✓	✓	✓
Financial Expertise / Literacy	✓	✓	✓	✓
C-level Experience	✓	✓		✓
Other Public / Private Director Experience	✓	✓	✓	✓

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the election of all four of the Board’s nominees: Russell D. Glass, Joseph M. Manko, Jr., Maureen F. Morrison and Robert J. Rosenthal.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Safeguard’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating & Corporate Governance Committee Charter are available at www.safeguard.com/governance. The Code of Business Conduct and Ethics is applicable to all employees of Safeguard, including each of our executive and financial officers, and the members of our Board. Safeguard will post information regarding amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to Safeguard’s directors or executive officers) in the Corporate Governance section of our website. Our website is not part of this proxy statement. All references to our website address are intended to be inactive textual references only.

Board Independence. Safeguard’s common stock is listed on the NYSE. To assist the Board in making independence determinations, the Board has adopted categorical standards that are reflected in our Corporate Governance Guidelines. Generally, under these standards, a director does not qualify as an independent director if any of the following relationships exist:

•

Currently or within the previous three years, the director has been employed by us; someone in the director’s immediate family has been one of our executive officers; or the director or someone in the director’s immediate family has been employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

•

The director is a current partner or employee, or someone in the director’s immediate family is a current partner of, a firm that is our internal or external auditor; someone in the director’s immediate family is a current employee of the firm and personally works on our audit; or the director or someone in the director’s immediate family is a former partner or employee of such a firm and personally worked on our audit within the last three years;

•

The director or someone in the director’s immediate family received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued service);

•

The director is a current employee or holder of more than 10% of the equity of another company, or someone in the director’s immediate family is a current executive officer or holder of more than 10% of the equity of another company, that has made payments to or received payments from us, in any of the last three fiscal years of the other company, that exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

The director is a current executive officer of a charitable organization to which we have made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or 2% of that charitable organization’s consolidated gross revenues.

The Board has determined that Russell D. Glass, Joseph M. Manko, Jr., Maureen F. Morrison and Robert J. Rosenthal, and previously determined that former directors, Ira M. Lubert and John J. Roberts (each of whom will not stand for re-election at this year’s annual meeting), meet the above independence standards and have no other direct or indirect material relationships with us other than their directorship; therefore, each of such directors is independent within the meaning of the NYSE listing standards and satisfies the categorical standards contained in our Corporate Governance Guidelines.

Director Attendance at Meetings. The Board held six meetings in 2019 and committees of the Board held a total of eleven meetings. Each incumbent director who was on the Board in 2019 attended 100% of the total number of meetings of the Board and committees of which he or she was a member while serving on the Board in 2019. Each year, the Board meets on the same day as our annual meeting of shareholders. Although there is no policy requiring Board members to attend our annual meeting, all Board members are encouraged to attend and typically do so. All of our then directors attended our 2019 annual meeting.

Executive Sessions of the Board. Under our Corporate Governance Guidelines and NYSE listing standards, non-employee directors meet in executive session at each regularly scheduled Board meeting, outside of the presence of any management directors and any other members of Safeguard’s management. The Chairman of the Board presides at these sessions.

Leadership Structure and Committee Composition. Based upon the recommendation of our Nominating & Corporate Governance Committee, the Board has determined that separating the roles of the Chief Executive Officer and Chairman of the Board is in the best interests of the shareholders at the present time. The Board views the role of the Chief Executive Officer as having responsibility for the day-to-day leadership and performance of Safeguard, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the Board. The Chairman of the Board also coordinates the work of the Board committees and serves as the independent director primarily responsible for consultations and communications with shareholders.

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Based on the recommendation of our Nominating & Corporate Governance Committee, our Board has determined that our current Board committee structure is the most appropriate for Safeguard, at present.

Audit Committee. The Audit Committee held four meetings during 2019. The Audit Committee’s responsibilities, which are described in detail in its charter, include, among other duties, the responsibility to:

•

Assist the Board in fulfilling its responsibilities regarding general oversight of the integrity of Safeguard’s financial statements, Safeguard’s compliance with legal and regulatory requirements and the performance of Safeguard’s internal audit function;

•	Interact with and evaluate the performance, qualifications and independence of Safeguard’s independent registered public accounting firm;

•	Review and approve related party transactions; and

•	Prepare the report required by SEC regulations to be included in the proxy statement.

The Audit Committee has the sole authority to retain, set compensation and retention terms for, terminate and oversee the relationship with Safeguard’s independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee also oversees the activities of the internal auditor, reviews the effectiveness of the internal audit function and approves the appointment of the internal auditor. The Audit Committee has the authority to obtain advice, counsel and assistance from internal and external legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding from Safeguard for such advice and assistance. Although the Audit Committee has the powers and responsibilities set forth in its charter, its role is oversight, and management has primary responsibility for the financial reporting process of Safeguard.

The Board has determined that each member of the Audit Committee meets the independence requirements established by SEC regulations, the NYSE listing standards and our Corporate Governance Guidelines. The Board has determined that Mr. Glass, Ms. Morrison and Dr. Rosenthal are “audit committee financial experts” within the meaning of the SEC regulations, and the Board has determined that each member of the Audit Committee has accounting and related financial management expertise within the meaning of the NYSE listing standards.

Compensation Committee. The Compensation Committee held five meetings during 2019. The Compensation Committee’s responsibilities, which are described in detail in its charter, include, among other duties, the responsibility to:

•	Approve the philosophy for compensation of our executives and other employees;

•	Establish compensation (including base salary, incentive compensation and equity-based programs) for our Chief Executive Officer and other executive officers;

•	Administer the long- and short-term compensation and performance-based incentive plans (which may be cash or equity based);

•	Approve employment agreements and perquisites provided to our executive officers;

•	Review management’s recommendations for our broad-based employee benefit plans;

•	Evaluate and recommend to the Board the compensation for all non-employee directors for service on the Board and its committees; and

•	Review and discuss with management the Compensation Discussion and Analysis and recommend to the Board its inclusion in our Annual Report on Form 10-K and proxy statement.

It also is the responsibility of the Compensation Committee to assess Safeguard’s compensation policies and practices insofar as they may create risk for Safeguard. The Compensation Committee evaluates this risk annually and made the affirmative determination that it does not believe that any of our compensation policies and practices are reasonably likely to have a material adverse effect on Safeguard.

The Board has determined that each member of the Compensation Committee meets the independence requirements established by SEC regulations, the NYSE listing standards and our Corporate Governance Guidelines.

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Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee held two meetings during 2019. The Nominating & Corporate Governance Committee’s responsibilities, which are described in detail in its charter, include, among other duties, the responsibility to:

•	Establish criteria for the selection of directors;

•	Evaluate and consider qualified Board candidates, including those recommended by shareholders;

•	Recommend to the Board the nominees for director, including nominees for director in connection with Safeguard’s annual meeting of shareholders;

•	Conduct an annual evaluation of the Board and its members and oversee the evaluations of each of the Board committees;

•

Take a leadership role in shaping Safeguard’s corporate governance policies, including developing and recommending to the Board Safeguard’s Corporate Governance Guidelines and Code of Business Conduct and Ethics;

•	Review with management Safeguard’s strategic direction and Safeguard’s strategic plan and the implementation of management’s long-term strategy and report to the Board on such activities;

•	Evaluate the performance of the Chief Executive Officer; and

•	Monitor the process of succession planning for the Chief Executive Officer and executive management.

The Board has determined that each member of the Nominating & Corporate Governance Committee meets the independence requirements established in the NYSE listing standards and by our Corporate Governance Guidelines.

Annual Performance Evaluations. The Nominating & Corporate Governance Committee annually assesses the performance of the Board and the individual performance of each Board member, based on input from all directors, and shares its assessment with the Board. The Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee also annually assess their respective performance and committee processes. The Chairman of the Board reviews the feedback received on individual director performance with each director and solicits suggestions for improving committee and Board performance.

Board Refreshment and Tenure. Our Corporate Governance Guidelines do not maintain term limits on the service of our directors. The Board believes that term limits could result in the loss of directors who have been able to develop over time increasing insight into our business and operations and an institutional memory that benefits the entire membership of the Board. Instead, the Nominating and Governance Committee reviews annually each director’s continuation on the Board, which allows the director to confirm his or her desire to continue to serve and provides the Board an opportunity to refresh its membership when it deems appropriate. There has been significant Board refreshment since 2017, with three of the four nominees for election to the Board at the annual meeting having joined the Board since such time.

Our Corporate Governance Guidelines, however, generally restrict a non-employee director who has reached his or her 75th birthday prior to the date of our annual meeting of shareholders from being nominated for re-election to the Board. However, the Nominating and Corporate Governance Committee may, in special circumstances and where deemed in Safeguard’s best interests, grant an exception to this policy on an annual basis.

Review and Approval of Transactions with Related Persons. The Board has adopted a written policy that charges the Audit Committee with the responsibility of reviewing with management at each regularly scheduled meeting and determining whether to approve any transaction (other than a transaction that is available to all employees generally on a non-discriminatory basis) between us and our directors, director nominees and executive officers or their immediate family members. Between regularly scheduled meetings of the Audit Committee, management may preliminarily approve a related party transaction, subject to ratification of the transaction by the Audit Committee. If the Audit Committee does not ratify the transaction, management will make all reasonable efforts to cancel the transaction.

Risk Management. Our Board, as a whole and at the committee level, is actively involved in the oversight of risks that affect Safeguard’s business. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee oversees the management of financial related risks and related party transactions. The Nominating & Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. Although the oversight of certain risks is conducted through committees of the Board, our full Board retains responsibility for risk oversight and no individual committee has been delegated responsibility for such function. Our Board receives reports at each regularly scheduled Board meeting by each committee chair regarding each committee’s considerations and actions, as well as regular reports directly from our senior management team regarding particular risks that may impact Safeguard. This allows our Board and its committees to coordinate the risk oversight role and to keep our Board timely apprised of all risks that might impact Safeguard’s business.

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Communications with Safeguard’s Board. Any shareholder or other interested party may communicate with our Board or any specified non-management director(s) by addressing the communication as follows:

c/o Corporate Secretary

Safeguard Scientifics, Inc.

One Radnor Corp. Center, Suite 110

100 Matsonford Road

Radnor, PA 19087

All communications are initially reviewed by the Corporate Secretary. The Chair of the Audit Committee is advised promptly of any such communication that alleges misconduct on the part of Safeguard’s management or raises legal, ethical or compliance concerns about Safeguard’s policies or practices. Typically, we do not forward to our independent directors communications from our shareholders or other communications which are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, business plan or other business opportunity submissions, inquiries related to products or services provided by Safeguard’s companies, spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys or polls, business solicitations or advertisements, and any material that relates to improper or irrelevant topics or is unduly hostile, threatening, illegal or similarly unsuitable.

Process for Shareholders to Recommend Potential Director Candidates. In addition to its other responsibilities, the Nominating & Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating & Corporate Governance Committee may use any number of methods to identify and evaluate potential director nominees, including personal, management and industry contacts; recruiting firms; and candidates recommended by shareholders.

The Nominating & Corporate Governance Committee considers properly submitted shareholder recommendations of director candidates in substantially the same manner as it considers director candidate recommendations from other sources. Any shareholder recommendation must include the following: the nominee’s name and the information about the nominee that would be required in a proxy statement under the SEC’s rules; information about the relationship between the nominee and the recommending shareholder; proof of the number of shares of Safeguard common stock that the recommending shareholder owns and the length of time the shares of Safeguard common stock have been owned; and a letter from the nominee consenting to serve, if elected, as a director.

Recommendations should be addressed to the Chairperson, Nominating & Corporate Governance Committee:

c/o Corporate Secretary

Safeguard Scientifics, Inc.

One Radnor Corp. Center, Suite 110

100 Matsonford Road

Radnor, PA 19087

Board Compensation. Through September 30, 2019, each of our non-employee directors was compensated for his or her service as a director through cash payments as shown in the table below:

Amount
Compensation Item	($)
Annual Board Retainers (payable relative to a full year of Board service):
Chairman of the Board	100,000
Other Directors	50,000

Additional Annual Chairperson Retainers (payable relative to a full year of committee service):
Audit Committee	15,000
Compensation Committee	10,000
Nominating & Corporate Governance Committee	10,000

Effective for the periods beginning October 1, 2019, the foregoing amounts for services as a director were no longer paid in cash. In lieu of cash, such amounts are paid in the form of our common stock-based upon the average closing price of a share of our common stock on the New York Stock Exchange composite tape for the 20 consecutive trading days immediately preceding the grant date.

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Directors’ fees are paid quarterly, in arrears, and retainers are prorated based on actual days of service relative to a full year of Board service or the service period during which the fees were in effect. We also reimburse our directors for expenses they incur to attend our Board and committee meetings and for attendance at one director continuing education program during each calendar year or the reasonable cost of one year’s membership in an organization that is focused on director education.

In connection with the Compensation Committee’s review of the compensation of the non-employee directors, effective as of July 1, 2018, the Compensation Committee and the Board changed the annual equity grant to non-employee directors from a fixed number of deferred stock units (“DSUs”) having a value of $85,000 to a number of shares of restricted stock having a value of $75,000, based upon the average closing price of a share of our common stock on the New York Stock Exchange composite tape for the 20 consecutive trading days immediately preceding the grant date. Consistent with this policy, each non-employee director serving on the Board on June 30, 2019 received 6,095 shares of restricted stock, which had a value of $75,000 based upon the average closing price of a share of our common stock on the New York Stock Exchange composite tape for the 20 consecutive trading days immediately preceding June 30, 2019. The annual restricted stock service grants are fully vested at issuance for directors who have reached age 65 and otherwise vest on the first anniversary of the grant date or, if earlier, once a director reaches age 65.

Notwithstanding the foregoing, pursuant to Mr. Lubert’s stated commitment to donate all of the compensation paid by Safeguard to him for his service on the Board, all equity-based compensation otherwise payable to Mr. Lubert for services performed during 2019 was instead paid by Safeguard in the form of a cash payment in like amount to a charitable organization mutually agreed upon by Mr. Lubert and Safeguard.

Safeguard also maintains a Group Deferred Stock Unit Program for Directors (“Directors’ DSU Program”) which allowed each outside director, at his or her election, to receive DSUs in lieu of the cash retainers when such cash retainers were paid to the directors, as described above, for service on the Board and its committees (“Directors’ Fees”). The deferral election applied to Directors’ Fees to be received for the calendar year following the year in which the election was made and remained in effect for each subsequent year unless the director elected otherwise by the end of the calendar year prior to the year in which the services were rendered. The number of DSUs awarded was determined by dividing the Directors’ Fees by the fair market value of Safeguard’s stock on the date on which the director would have otherwise received the Directors’ Fees. Each director also received a number of matching DSUs, based on the same fair market value calculation, equal to 25% of the Directors’ Fees deferred. A director is always fully vested in DSUs awarded in lieu of Directors’ Fees deferred; the matching DSUs were fully vested at grant for directors who have reached age 65 and otherwise vested on the first anniversary of the date the matching DSUs were credited to the director’s account or, if earlier, once a director reaches age 65. Each DSU entitles the director to receive one share of Safeguard common stock following the date upon which the director leaves the Board. A director also may elect to receive the stock in annual installments over a period of up to five years after leaving the Board. For 2019, no directors elected to defer Directors’ Fees under this program.

Director Compensation – 2019. The following table provides information on compensation earned for services provided during 2019 by each non-employee director who served on our Board at any time during 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(1)	Total ($)(1)(3)

Russell D. Glass	37,500	86,366	–	–	123,866
Ira M. Lubert	37,500	–	–	87,500	125,000
Joseph M. Manko, Jr	25,833	86,366	–	–	112,199
Maureen F. Morrison	48,750	90,119	–	–	138,869
John J. Roberts	45,000	88,864	–	–	133,864
Robert J. Rosenthal	82,500	101,389	–	–	183,889

(1)

The stock awards represent the annual service grant of shares of common stock and shares of common stock issued as compensation for service on the Board for the fourth quarter of 2019, each computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The fair value of the shares of common stock is determined by multiplying the number of shares of common stock by the average of the high and low trading prices of Safeguard’s common stock, as reported on the NYSE composite tape, on the grant date.

Pursuant to Mr. Lubert’s stated commitment to donate all of the compensation paid by Safeguard to him for his service on the Board, all equity-based compensation otherwise payable to Mr. Lubert for services performed during 2019 was instead paid by Safeguard in the form of cash in like amount (such amount for 2019 being $87,500) to a charitable organization mutually agreed upon by Mr. Lubert and Safeguard.

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(2)	The directors’ aggregate holdings of DSUs, stock options (both vested and unvested), and unvested shares of restricted stock, as of December 31, 2019, were as follows:

Name	DSUs (#)	Restricted Stock (#)	Stock Options (#)
Russell D. Glass	–	6,095	–
Ira M. Lubert	–	–	–
Joseph M. Manko, Jr	–	6,095	–
Maureen F. Morrison	–	–	8,333
John J. Roberts	64,153	–	5,000
Robert J. Rosenthal	43,540	6,095	5,000

(3)	Directors also are eligible for reimbursement of expenses incurred in connection with attendance at Board and committee meetings. These amounts are not included in the table above.

Stock Ownership Guidelines. Each non-employee director is expected to own a number of shares of our stock having a value at least equal to a designated multiple of the annual retainer paid to such director for service on our Board. Such ownership is expected to be achieved within the later of five years after an individual’s election to our Board or the fifth anniversary following any increase in the required multiple of the annual retainer. Since 2012, the equity position threshold in our stock that is required to be held by non-employee directors is three times the annual cash Board retainer. No sales of stock are permitted during the period in which the ownership requirement has not been met (except for limited stock sales to meet tax obligations), without the approval of the Board. Shares counted toward these guidelines include:

•	Outstanding shares beneficially owned by the director;
•	Vested shares of restricted stock;
•	Vested DSUs that have been credited to the director; and
•	The net value of shares underlying vested, in-the-money options (“Net Option Value”).

For purposes of calculating the value to be used in monitoring compliance with the ownership guidelines, we utilize (a) the greater of the current value or the cost basis of purchased shares; (b) the greater of the current value or fees deferred in connection with vested DSUs; and (c) our trailing six-month average share price in determining Net Option Value.

Based on information they have provided to us, Ms. Morrison and Dr. Rosenthal have achieved the required ownership levels. Mr. Glass, who joined our Board in 2018, and Mr. Manko, who joined our Board in 2019, have not yet achieved the required ownership levels.

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PROPOSAL NO. 2 – NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE
OFFICER COMPENSATION

Consistent with our Board’s initial determination in 2011, in 2017 our Board again determined that an annual advisory “say-on-pay” vote on executive compensation would be the most appropriate alternative for Safeguard and approximately 81% of the votes cast by our shareholders at our 2017 annual meeting were voted in favor of future advisory say-on-pay votes being held annually. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with the opportunity to endorse or not endorse Safeguard’s 2019 executive compensation as described in this proxy statement. Shareholders also may abstain from voting.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 21 of this proxy statement. As described in the Compensation Discussion and Analysis, the purpose of Safeguard’s compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to Safeguard’s long-term success and enhancement of shareholder value. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation.

Our Board recommends that shareholders indicate their support for the 2019 executive compensation afforded to Safeguard’s named executive officers by voting FOR the following resolution:

“RESOLVED, that the compensation paid to Safeguard’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

This vote will not be binding on our Board or the Compensation Committee and may not be construed as overruling a decision by our Board or the Compensation Committee or imply any additional fiduciary duty on our Board. Further, it will not affect any compensation paid or awarded to any executive.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” the approval of the compensation paid to Safeguard’s named executive officers in 2019 as disclosed in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Compensation Committee (for purposes of this discussion, the “Committee”) is responsible for establishing our company-wide compensation philosophy and practices, for determining the compensation for our “named executive officers,” and for approving the compensation for our other senior executives, based on the recommendations of our President and Chief Executive Officer. This Compensation Discussion and Analysis describes our executive compensation program and the compensation decisions made for 2019 for our named executive officers.

In January 2018, Safeguard announced that, effective immediately, Safeguard would cease making capital deployments into any new opportunities and that it would focus its efforts on managing and financially supporting the existing companies in which it had an ownership interest (such companies are referred to throughout this Compensation Discussion and Analysis (“CD&A”) as our companies or Safeguard’s or its companies) so that Safeguard could maximize monetization opportunities for the interests in its companies and return value to its shareholders. This strategy is sometimes referred to in this CD&A as the “New Strategy.”

At December 31, 2019, there were two individuals serving as named executive officers of Safeguard:

Brian J. Sisko	President and Chief Executive Officer
Mark A. Herndon	Senior Vice President and Chief Financial Officer

Our senior executive group is currently comprised of a total of five executives, including our current two named executive officers. This CD&A also describes programs that apply to our senior executive group as a whole.

Recent Business Highlights

Recent business highlights are included below because the Committee believes senior executive compensation should correlate with Safeguard’s performance.

Overall, the Committee determined that Safeguard executed well against the New Strategy in 2019.

•	We returned over $104 million to our balance sheet in 2019 relating to monetizations of our interests in our companies.

•	We fully repaid our outstanding debt.

•	We paid a $1.00 per share return of capital dividend.

•	We committed to return value to our shareholders whenever we have in excess of a prudent minimum of liquidity, which we presently deem to be $25 million.

•	We prudently managed follow-on deployments. Follow-on deployments totaled $16.7 million during 2019, which was consistent with the expectations we established at the beginning of the year.

•	General and administrative expenses continued to decrease, totaling $10.0 million for 2019 as compared to $16.9 million for 2018.

•	Our Board is now compensated solely with Safeguard equity and the size of the Board will be reduced from six directors to four directors at the annual meeting.

Key 2019 Compensation Decisions

•	After reviewing Safeguard’s performance against the objectives set forth in the 2019 management incentive plan, the Committee approved an 87% achievement level in overall corporate performance (against targeted amounts).

•	In February 2019, the Committee approved an Amended and Restated Transaction Bonus Plan (as described in more detail below) to better align the long-term interests of our senior executive group with the long-term interests of our shareholders.

•	Base salaries of our executives were not adjusted in 2019. Effective January 1, 2020, Mr. Herndon’s and certain other executives’ annual base salary were increased by $10,000. Mr. Sisko’s base salary was not adjusted for 2020.

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Effective Corporate Governance Principles

Below is a summary of what we did and what we did not do relating to executive compensation during 2019:

WHAT WE DID:

✓	Emphasized variable pay for performance by linking our named executive officers’ target incentive compensation to Safeguard’s financial performance and the attainment of specified metrics

✓	Maintained short-term and long-term incentive programs with distinct performance-based measures

✓	Retained an independent compensation consulting firm that provides no other services to Safeguard

✓	Maintained a compensation recoupment policy that will permit us to seek reimbursement of cash and incentive compensation and/or equity grants in certain instances of financial statement restatement

✓	Maintained meaningful stock ownership guidelines for our senior executives and Board members

WHAT WE DIDN’T DO:

Ä	Provide golden parachute excise tax or other tax gross-ups upon a change in control

Ä	Provide any material perquisites

Ä	Grant stock option awards or stock appreciation rights (“SARs”) below 100% of fair market value

Ä	Permit hedging or short-sales transactions in our stock by our senior executives, or permit the use of Safeguard stock as collateral for indebtedness by our senior executives

Ä	Provide a pension plan or special retirement program other than our 401(k) plan, which is available to all employees

The Committee reviews our compensation philosophy each year to ensure that its principles and objectives are aligned with our overall business strategy and aligned with the interests of our shareholders. We seek to apply a consistent philosophy across our executive group, not just among our named executive officers.

Compensation Philosophy and Objectives

In January 2018, Safeguard announced the New Strategy. See “New Strategy - Changes in Compensation Policies and Practices” below. In furtherance of such new strategy, our overall goals in compensating our executives in 2019 were similar to those established in 2018 and were as follows:

•	Retain and motivate executives whose experience and skills could be leveraged to facilitate its companies’ growth, success and ultimate monetization;

•	Promote and reward the achievement of short-term and long-term corporate objectives that our Board and management believe will lead to growth in shareholder value; and

•	Encourage alignment of executive and shareholder interests as an incentive to increase shareholder value.

Our executive compensation program in 2019 was intended to:

•	Provide a mix of fixed and variable at-risk cash compensation;

•	Balance rewards for short-term performance with our ultimate goal of producing shareholder value;

•	Link variable compensation to metrics that demonstrate value creation for Safeguard; and

•	Facilitate executive retention.

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Role of the Compensation Committee in Compensation Decisions

The Committee is responsible for the design of our executive compensation program and for making decisions regarding our named executive officers’ compensation. The Committee also makes, or has final approval authority regarding, all compensation decisions for our other senior executives. Annually, the Committee reviews executive compensation practices, including the methodology for setting total named executive officers’ compensation, the goals of the program, and the overall compensation philosophy for Safeguard. In setting executive compensation and designing our overall compensation program in 2019, the Committee considered the data and advice provided by its independent compensation consultant (as well as information that may be provided by management) to determine the appropriate level, on an absolute and relative basis, of compensation, as well as the mix of compensation components. The Committee has looked to competitive information for guidance rather than rigid adherence to specific percentages. The Committee believes that the overall objectives of its compensation philosophy are better achieved through flexibility. The Committee ultimately makes decisions regarding executive compensation based on its assessment of Safeguard’s performance and the achievement of its companies’ and corporate goals.

The Committee is also responsible for approving and granting equity awards to our directors, executives, employees and, from time to time, other independent advisors and consultants. The Committee’s responsibilities are more fully described in its charter, which is available at www.safeguard.com/governance.

Role of Executive Officers in Compensation Decisions

Within the parameters approved by the Committee each year, our President and Chief Executive Officer is responsible for evaluating and setting compensation for our other employees, including annually assessing the performance of each other employee. In determining the compensation of our executives, the Committee considers our President and Chief Executive Officer’s assessment and recommendations. However, other than for compensation that has been established contractually or under quantitative formulas established by the Committee each year under our management incentive program, the Committee exercises its own discretion in determining whether to accept or modify our President and Chief Executive Officer’s recommendations. These individuals are not present when the Committee and our President and Chief Executive Officer review their performance or when the Committee makes its determinations concerning their compensation.

Role of Consultant

During 2019, as in recent years, the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to assist the Committee by providing compensation expertise regarding peer group analysis and compensation data, helping the Committee select appropriate performance measures and goals and advising the Committee regarding evolving compensation best practices and trends. Semler Brossy does not provide services to Safeguard other than those provided to the Committee. Semler Brossy reported to and acted at the direction of, and attended selected meetings as requested by, the Chairperson of the Committee.

The Committee, which has the sole authority to hire and terminate its consultant, evaluates the performance of its consultant annually. In 2019, the Committee considered whether Semler Brossy was “independent,” pursuant to SEC and NYSE rules and our corporate governance documents, and determined that Semler Brossy and its consultants meet those independence standards. In addition, based on its evaluation of Semler Brossy’s independence and information provided by Semler Brossy, the Committee also determined in 2019 that Semler Brossy’s services did not present any conflict of interest.

The Committee has utilized the services of Semler Brossy since 2008. Semler Brossy is compensated on an hourly billing basis. Invoices are directed to and reviewed and approved by the Chairperson of the Committee before payment by Safeguard.

Setting Executive Compensation

The Committee believes that a very significant portion of each executive’s total compensation should be variable or “at-risk.” It is the view of the Committee that the greater the ability of an executive (based on role and responsibilities at Safeguard) to impact Safeguard’s achievement of its short- and long-term objectives, the greater the percentage of such executive’s overall compensation that should be “at-risk.” In 2019, the Committee principally utilized variable/at-risk cash compensation to pursue its objectives in this regard.

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Safeguard management provides the Committee with comprehensive tally sheets on an annual basis to facilitate the Committee’s review of the total compensation of our named executive officers and other senior executives. Specifically, with regard to our named executive officers, the Committee annually reviews each element of total compensation and compares them to comparable elements at a group of specific companies and industries against which we believe we compete for talent and for shareholder investment, including the venture capital and private equity industries. The Committee also reviews each element of compensation by reference to industry-specific compensation surveys. Recognizing that our new business strategy, industry focus and diverse array of our companies make comparisons to other companies difficult, and based on the inherent challenge in matching companies, job positions and skill sets, the Committee has looked to competitive information for general guidance rather than rigid adherence to specific percentages. The Committee has determined that the overall objectives of our compensation philosophy are better achieved through flexibility in determining pay levels to address differences in duties and responsibilities, individual experience, skill levels and achievements and any retention concerns.

For further discussion of setting executive compensation, see “New Strategy - Changes in Compensation Policies and Practices” below.

Outcome of the 2019 Say-on-Pay Vote and Shareholder Outreach

At our 2019 annual meeting of shareholders, our shareholders approved the compensation of our named executive officers, with approximately 69% of shareholder votes being cast in favor of our say-on-pay proposal on executive compensation. The Committee will continue to consider the outcome of our shareholders’ advisory vote on executive compensation and shareholder feedback when making future compensation decisions for our named executive officers.

2019 Compensation Program

During 2019, the Committee used the following principal elements of executive compensation to meet its overall goals:

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Compensation Element	Objective	Key Features	Performance / At Risk?
Base Pay	Rewards an executive’s core competencies relative to skills, experience, responsibilities and anticipated contributions to us and our companies.

Reviewed annually in comparison to market data to ensure competitive base pay; unless contractually determined, subject to adjustment annually based on individual performance, experience, leadership and market factors.

No.
Annual Incentives	Rewards an executive’s contributions towards the achievement of annual corporate objectives.	The Committee establishes annual performance objectives that align our compensation practices with our shareholders’ interests.	Yes; payout occurs only upon achievement of established measurable goals. May not pay out if annual performance goals are not met.
Transaction Bonus Plan	Rewards an executive’s contributions towards the achievement of the monetization of ownership interests.	The bonus pool is principally based on cash consideration received by Safeguard.	Yes; payout occurs only upon the achievement of thresholds related to cash received by Safeguard or specified events.
Restricted Stock (subject to time-based vesting)	Encourages executive ownership of our stock and promotes continued employment with us through the use of vesting based on extended tenure with Safeguard.	Value is realized based on future stock price, with a direct correlation to changes in shareholder value.	Yes; value increases or decreases in correlation to share price.
Health and Welfare Benefits	Provides benefits that are part of our broad-based employee benefits programs, including medical, dental, life insurance, disability plans and our 401(k) plan matching contributions.	Ensures competitive market practices and promotes continued employment.	No.
Severance and Change-in-Control Arrangements	Helps us retain certain of our executive officers, providing us with continuity of executive management.	Equity awards to our senior executives provide for double-trigger vesting upon a change in control.	No.

Base Pay. Base pay is established initially on the basis of several factors, including market competitiveness; past practice; individual performance and experience; the level of responsibility assumed; the level of skills and experience that can be leveraged across our companies to facilitate their growth and success; and individual employment negotiations with executives. Each of our executive officers has an agreement with us that sets a minimum base salary.

Base salaries typically are reviewed annually (at the end of one year and the beginning of the upcoming calendar year) by the Committee, as well as in connection with a promotion or other changes in job responsibilities. As part of adjusting base salary levels of our executives for 2018, the Committee took into account the New Strategy as well as the proxy peer group and survey data provided by Semler Brossy, including market rates for Chief Executive Officers as compared to Chief Operating Officers (with respect to Mr. Sisko’s promotion from Chief Operating Officer to Chief Executive Officer at such time), United States economic conditions, in general, and changes in scope of job responsibility. Base salaries of our executives were not adjusted in 2019. Effective January 1, 2020, Mr. Herndon’s and certain other executives’ annual base salary was increased by $10,000. Mr. Sisko’s base salary was not adjusted for 2020.

The Committee does not typically make adjustments to the base salary levels for our executives based on cost-of-living types of factors.

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Annual Incentives.

Incentive Opportunity. The Committee annually awards bonuses to our executives under Safeguard’s Management Incentive Program (“MIP”). The MIP is designed to provide a variable short-term incentive to our named executive officers and our other executives and employees principally based on Safeguard’s annual performance and/or individual achievement. These awards are determined annually following the end of each calendar year based on the Committee’s assessment of the achievement of objectives established at the beginning of the year. Payments may be made in cash and/or equity, in the Committee’s discretion. The awards have been paid solely in cash in recent years. Neither the actual awards to be made under the MIP nor the minimum long-term value of any equity grants made is guaranteed.

For 2019, the Committee determined that our named executive officers and other senior executives would be eligible to receive an award under the MIP based fully on the achievement by Safeguard of corporate objectives. Other employees also participated in our 2019 MIP based fully on the achievement by Safeguard of corporate objectives. The Committee may adjust the relative weightings of corporate and, when applicable, individual objectives for specified employees under our MIP, including our named executive officers, in the future in light of Safeguard’s overall compensation goals.

We believe that short-term compensation (such as base salary and annual incentive awards under the MIP) should not be based solely on the short-term performance of our stock, whether favorable or unfavorable, but also on our executives’ management of Safeguard towards achieving the annual goals that we believe will contribute to shareholder value.

2019 Performance Measures. The Committee established specific performance-based corporate and target metrics for our companies based principally upon the most pressing components of the New Strategy: monetization of our company interests, follow-on deployment management, expenses management, performance metrics related to our companies, return of capital to shareholders and total shareholder return. Within the specific parameters of the 2019 MIP, the Committee reserved a significant level of discretion generally and in reaching final determinations of achievement levels attained. The determination to reserve such discretion and flexibility arose from the Committee’s belief that, given Safeguard’s business activities, as circumstances change throughout a given fiscal year, on a macro and/or a micro level, specific/rigid formulas or guidelines for measuring achievement set in the beginning of a year, if strictly applied, may well incent activity that does not result in, or compensation grants that do not match, actual shareholder value creation and that the execution of the New Strategy would likely entail the arising of unforeseen circumstances. The award criteria finally adopted were designed to provide management with a meaningful guideline for meeting the Committee’s criteria for a target award, but not guarantee achievement or make achievement somewhat inevitable or impossible. This approach is also intended to provide the possibility of exceeding target awards and some economic recognition, albeit reduced, for near achievement of the target.

Consistent with their respective employment agreements and Safeguard’s overall compensation philosophy, and based upon multiple factors reviewed by the Committee, including an assessment of competitive compensation data in the market in which Safeguard competes for executive talent and to better align the interests of Safeguard management and our shareholders, the following target MIP awards for 2019 were set for our named executive officers:

Name	2018 MIP Target Variable Incentive (1)	2019 MIP Target Variable Incentive (1)	2020 MIP Target Variable Incentive (1)
Brian J. Sisko (2)	$480,000	$600,000	$600,000
Mark A. Herndon (3)	$36,301	$125,000	$130,000

(1)	The 2018 and 2020 MIP target variable incentive amounts have been included for comparison purposes.

(2)

Effective July 1, 2018, Mr. Sisko was promoted to serve as President and Chief Executive Officer. In connection with such appointment, Mr. Sisko’s 2018 MIP Target was increased from $360,000 to $600,000 (pro-rated for 2018). $480,000 represents Mr. Sisko’s blended 2018 MIP Target.

(3)

Effective September 21, 2018, Mr. Herndon was appointed to serve as Senior Vice President and Chief Financial Officer. In connection with such appointment, Mr. Herndon’s 2018 MIP Target was set at $125,000 (pro-rated for 2018). $36,301 represents Mr. Herndon’s pro-rated 2018 MIP Target.

There were no mandatory minimum awards payable under the 2019 MIP, and awards were paid based upon the Committee’s determination of the level of achievement of the applicable corporate objectives.

Determination of 2019 Payouts. In late 2019 and early 2020, the Committee reviewed Safeguard’s corporate performance against the corporate objectives set forth below. The Committee approved an 87% achievement level in overall corporate performance (against targeted amounts).

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Corporate Objectives:

•	Continued implementation of the New Strategy.
•	Monetization of company interests.
•	Prudent management of follow-on deployments to our companies at target levels.
•	Achievement of target reductions in operating expenses.
•	Achievement of aggregate performance of our companies with respect to revenue growth and completed financing activities. · Return of capital to shareholders
•	Total shareholder return

Based on its assessment of the achievement of the 2019 MIP corporate objectives, the Committee authorized the following individual awards to Safeguard’s named executive officers (with the final payouts conditioned upon the completion of the audit of our 2019 consolidated financial statements and internal control over financial reporting without any unexpected material adjustments, each of which has now occurred). The Committee determined to pay 2019 MIP payments to our executives solely in cash.

Name	Payout Level (1)	Total Variable Incentive Payment
Brian J. Sisko	87%	$522,000
Mark A. Herndon	87%	$108,750
Named Executive Officers, as a group (2 persons)	87%	$630,750

(1)	Percentage of 2019 MIP Target.

Long-Term Incentives.

In 2019 the Committee did not issue any equity awards to employees. In February 2019, the Committee adopted the Amended and Restated Transaction Bonus Plan (as discussed in more detail below).

Through 2017, the principal approach utilized by the Committee to meet the need for a long-term incentive component to Safeguard’s executive compensation program had been the granting of significant amounts of equity to our named executive officers. Our equity compensation plans allow for the grant of: (i) stock options, (ii) restricted stock, (iii) restricted stock units (which include deferred stock units (“DSUs”) and performance stock units (“PSUs”)) and (iv) such other equity-based awards as the Committee may determine to be appropriate from time to time. The mix of the types of equity-based awards have varied from time to time.

Beginning in 2013, the Committee decided that equity grants in the form of restricted stock and restricted stock units would be the principal component of Safeguard’s long-term incentive program, although stock options have been granted from time to time. The decision to use primarily restricted stock and restricted stock units, a significant percentage of which have been subject to performance-based vesting based on the capital-return based vesting model (which the Committee initially implemented in 2008 and is discussed in more detail below) was based, in part, on a recommendation from the Committee’s compensation consultant to further align management’s interests with our shareholders’ interests and to create an appropriate balance for our senior executives between incentive and retention. The Committee also determined at that time that such capital-return based vesting model best aligned the long-term incentive award to the factors critical to the creation of shareholder value.

Entering 2017, the Committee once again determined to allocate equity grants (both initial and any annual grants) between (i) equity grants subject to performance-based vesting using the capital-return based vesting model, as discussed in more detail below, and (ii) equity grants subject to simple time-based vesting. It was the Committee’s view that allocating equity grants in this way aligned the long-term interests of Safeguard management and our shareholders and created a balance for our senior executives between incentive and retention. The Committee has always reserved the right to allocate equity grants in a different manner as circumstances dictate.

Our performance-based equity grants that remain outstanding are all subject to “capital-return based vesting.” The capital-return based vesting model vests the particular equity grants awarded based on aggregate cash returns received by Safeguard from the ultimate monetizations of phantom “pools” of Safeguard’s companies that were typically first funded during the same calendar year in which those equity grants were made.

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The capital-return based vesting model has evolved over time as conditions in the marketplace changed and as the Committee gained further experience with predicting intended or targeted outcomes. The basic capital-return based vesting model utilized entering 2017 provided that, subject to minimum time periods having expired with respect to grants that were granted on or after 2014, vesting will begin to occur once a minimum cash return hurdle with respect to the relevant company pool is reached and will continue to occur incrementally over time as cash returned on the relevant company pool approaches targeted levels. In all instances since the inception of the capital-return based vesting model, adjustments are made to the required cash return hurdle amounts if and when Safeguard deploys additional capital into any of the companies included in the relevant pool of companies.

For the performance-based equity grants that were granted through 2013, vesting of such grants begins to occur after cash proceeds received by Safeguard from the ultimate monetization of the pool of companies applicable to such grants equals the aggregate capital deployed by Safeguard in such pool of companies plus an amount approximating Safeguard’s annual overhead (“allocated overhead”). Proceeding on a linear basis from that point, all such grants will fully vest upon the achievement of a predetermined target amount of proceeds that must be received by Safeguard from the ultimate monetization of the pool of companies applicable to such grants. For such performance-based equity grants made through 2012, such predetermined target amounts of proceeds needed for full vesting are equal to 3 times the aggregate capital deployed by Safeguard in the relevant pool of companies (plus allocated overhead). For such performance-based equity grants made in 2013, such predetermined target amounts of proceeds needed for full vesting are equal to 2.4 times the aggregate capital deployed by Safeguard in the relevant pool of companies (plus allocated overhead). The foregoing change in target amounts for full vesting (i.e., 2.4 times capital deployed for 2013 deployments versus 3 times capital deployed for deployments through 2012) was due to the Committee’s determination that such a reduction was appropriate given the overall lower returns experienced generally within the venture capital and private equity markets since 2008. For the same reason, the Committee decided to further revise the predetermined target amounts of proceeds needed for initial vesting and full vesting for performance-based equity grants that were granted starting in 2014, and also considered the actual vesting that was occurring over time relating to the company pools previously created in the earliest years of the capital-return based vesting model as well as market feedback regarding Safeguard’s long-term incentive program.

For performance-based equity grants that were granted from 2014 through 2017, the predetermined target amounts of proceeds that must be received by Safeguard from the ultimate monetizations of the applicable pool of companies before any vesting occurs for such equity grants was raised to 1.25 times the aggregate capital deployed by Safeguard in the applicable pool of companies (plus allocated overhead). Subject to minimum time periods having been reached as described below, such performance-based equity grants will vest, as follows:

Required Multiple of Capital Deployed in Applicable Pool (plus allocated overhead)*	Resulting Cliff Vesting and Cash Payment Metrics
1.25x	25% vesting
1.50x	50% (incremental 25%) vesting
1.75x	75% (incremental 25%) vesting
2.00x	100% (incremental 25%) vesting
2.25x	Cash equal to 25% of performance grant values
2.50x	Cash equal to 50% (incremental 25%) of performance grant values**

* Notwithstanding the above vesting thresholds, so as to ensure against the unlikely possibility that performance-based equity grants do not vest too quickly (for example, if cash proceeds relating to a particular pool are achieved very soon after the equity grant date), the Committee required that such performance-based equity grants not vest (or cash amounts be paid) more quickly than based upon the following schedule following grant:

•	March 15th of the second calendar year following the grant date - 25%; and

•	Each September 15th and March 15th thereafter - 12 ½% increments.

In addition, recipients must be actively employed/providing service to Safeguard through such dates.

**Cash amounts will continue to accrue/be paid at the rate of 25% of performance grant values for each .25x of additional return of deployed capital in the applicable pool; provided, however, no cash amounts shall accrue/be payable to any participant who is considered a named executive officer (for reporting purposes under the Securities Exchange Act of 1934) relating to any returns of capital beyond 3x deployed capital in the applicable pool, effectively capping the combined equity and cash incentive payout for named executive officers at 200%. No further vesting or cash accruals/payments will be made beyond the term of the grant, which is 10 years following the grant date.

Because no deployments were made in 2017 into new companies and, therefore, a pool of new companies to measure performance against did not exist, for the grants made in 2017, the Committee chose to award equity incentives solely in the form of restricted stock grants subject to time-based vesting in amounts that were lower than those granted in 2016 and also below average competitive levels. No equity incentives were awarded in 2018 or 2019.

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As of December 31, 2019, the following vesting under capital-return based vesting grants had been achieved:

Performance Pool	Expiration Date	Vested Percentage
2008	September 30, 2016 and December 23, 2020	44%
2009	October 30, 2019	0%
2010	November 5, 2020	0%
2011	September 30, 2021	0%
2012	October 2, 2022 and December 5, 2022	0%
2013	October 31, 2023	0%
2014	December 31, 2024	0%
2015	December 31, 2025	0%
2016	December 31, 2026	0%

More information regarding transaction bonus awards made to our named executive officers in February 2019 can be found below under “Executive Compensation — Grants of Plan-Based Awards – 2019” as well as “New Strategy - Changes in Compensation Policies and Practices.”

The Committee annually reviews the equity awards held by our executives and other employees and also may consider awards periodically during a year in an effort to retain and motivate employees and to ensure continuing alignment of executive and shareholder interests. Grants may be made at regularly scheduled meetings or at special meetings convened to approve compensation arrangements for newly hired executives or for executives who have been promoted or are otherwise subject to changes in responsibilities. Any stock options granted are granted with an exercise price equal to the average of the high and low trading prices of our common stock on the date of grant. For administrative convenience, the Committee has adopted a policy of generally issuing approved grants on the last business day of the quarter for new hires and on the last business day of the month in which grants are approved by the Committee for all other grants.

Perquisites (fringe benefits). During 2019, we provided life insurance coverage ranging from $750,000 to $1,000,000 to each of our named executive officers at a total cost of $6,212. Our named executive officers also are eligible to participate in the fringe benefits that Safeguard may offer, from time to time, on a non-discriminatory basis to all of our employees.

Severance and Change-in-Control Arrangements

During 2019, each of our current named executive officers, respectively, were a party to an employment agreement with Safeguard. Mr. Sisko’s employment agreement provides for a term of employment through December 31, 2020, following which he will be an “employee-at-will.” Mr. Herndon is an “employee-at-will” since his employment agreement does not provide for a term of employment. Such employment agreements with Safeguard provide for certain severance benefits in the event of termination of employment by Safeguard without “cause” or, in the case of Mr. Sisko’s employment agreement, by the officer for “good reason” (as defined in the agreements). See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for a summary of the specific benefits that each named executive officer will receive upon the occurrence of a termination event.

Key Employee Compensation Recoupment Policy

In April 2013, the Board approved a Key Employee Compensation Recoupment Policy (the “Recoupment Policy”). Under the Recoupment Policy, we have the right to require any “key employee” to reimburse to Safeguard all or any part of an amount equal to any cash incentive award, and/or to forfeit all or any part of any equity grant (whether vested or not), awarded, paid and/or made to such key employee within three years of a “Triggering Event” under the Recoupment Policy. For purposes of the Recoupment Policy, the term “key employee” means each of our named executive officers, each other Safeguard employee who holds the title of Vice President or above, and our controller and assistant controller. A “Triggering Event” is one or more of the following, as determined by the Board or the Committee, in its sole discretion: (i) it is determined that (a) a key employee engaged in any fraud, misconduct, gross negligence or ethical misconduct which resulted in a financial restatement by Safeguard, or any material adverse impact on Safeguard, and (b) the key employee received any cash incentive award or equity grant from Safeguard, the payment or issuance of which was based in whole or in part on such actions of the key employee; or (ii) it is determined that Safeguard’s consolidated financial statements or any other metric utilized by the Committee to establish, in whole or in part, a cash incentive award or equity grant to the key employee were inaccurate due, in whole or in part, to the fraud, misconduct, gross negligence or ethical misconduct of the key employee. The Committee will administer and enforce the Recoupment Policy on behalf of Safeguard and has broad, sole discretionary authority to interpret and to make determinations with respect to the Recoupment Policy. The Committee’s determinations will be final and binding on all key employees and other persons.

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The Recoupment Policy was adopted in furtherance of the commitment by the Committee and the Board to sound executive compensation practices and effective corporate governance, and not in response to any particular situation or circumstance. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to promulgate regulations applicable to public companies that require the recovery of incentive compensation in the event of a financial statement restatement and certain other circumstances. The Board intends to review the Recoupment Policy following SEC adoption of final rules to implement Section 954 of Dodd-Frank and the effectiveness of the applicable NYSE listing standards to ensure compliance.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the companies’ chief executive officer and certain other NEOs. Prior to the effectiveness of the Tax Cuts and Jobs Act, performance-based compensation satisfying certain requirements was not subject to this deduction limitation. Effective January 1, 2018, the performance-based compensation exception is not available to public companies, except for certain limited grandfathered arrangements. We periodically reviewed potential consequences of Section 162(m) and, prior to January 1, 2018, the stock options and PSUs awarded under our equity compensation plan were intended to comply with the provisions of Section 162(m).

Stock Ownership Guidelines

Our Board has established stock ownership guidelines that are designed to closely align the long-term interests of our named executive officers and other senior executives with the long-term interests of our shareholders. During 2019 our ownership guidelines were as follows:

Executive	Ownership Requirement
Chief Executive Officer	4X Base Salary
Executive Vice President / Chief Financial Officer	3X Base Salary
Senior Vice President	2X Base Salary

The Nominating & Corporate Governance Committee monitors compliance with the ownership requirements as of the end of each calendar year. Shares counted toward these guidelines include:

•	Shares beneficially owned by the executive officer;
•	Vested portion of restricted stock units (including DSUs and PSUs) and restricted stock awards; and
•	Net value of shares underlying vested, in-the-money options (“Net Option Value”).

For purposes of calculating the value to be used in monitoring compliance with the ownership guidelines, we utilize (a) the greater of the current value or the cost basis of purchased shares or vested restricted stock units/restricted stock awards as to which the executive has declared income and paid taxes; and (b) our trailing six-month average share price in determining Net Option Value.

The stock ownership guidelines in effect in 2019 provided that each executive generally must meet the stock ownership requirement by December 31st of the year of the fifth anniversary of the event triggering the stock ownership requirement (or any increase in the stock ownership requirement). Due to the New Strategy, in March 2019 the Nominating & Corporate Governance Committee eliminated the specific timeframe by which our named executive officers and other senior executives must satisfy the stock ownership requirements; provided that no sales of Safeguard stock by our named executive officers and other senior executives are permitted until the stock ownership requirement is met (except for limited stock sales to meet tax obligations) without the approval of the Board or our Nominating & Corporate Governance Committee. As of the date of this proxy statement, our named executive officers have not yet achieved the required stock ownership level.

Prohibition on Speculation in Safeguard Stock

Safeguard’s policy on securities trading prohibits our executive officers, directors, and other employees from engaging in activities with regard to our stock that can be considered as speculative, including but not limited to, short selling (profiting if the market price of our securities decreases); buying or selling publicly traded options (e.g., a put option, which is an option or right to sell stock at a specific price prior to a specified date, or a call option, which is an option or right to buy stock at a specific price prior to a specified date); and hedging or any other type of derivative arrangement that has a similar economic effect. Our executive officers and directors also are prohibited from pledging, directly or indirectly, our common stock or the stock of any of our companies, as collateral for indebtedness.

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New Strategy - Changes in Compensation Policies and Practices

In January 2018, Safeguard announced its New Strategy. Under the New Strategy, effective immediately, Safeguard ceased making capital deployments into any new opportunities and focused its efforts on managing and financially supporting its existing companies so that it could maximize monetization opportunities for its interests in existing companies and return value to its shareholders.

In connection with the New Strategy, on April 6, 2018, the Committee approved, and the Board adopted, the Safeguard Scientifics, Inc. Transaction Bonus Plan, which was amended and restated as the Safeguard Scientifics, Inc. Amended and Restated Transaction Bonus Plan (the “LTIP”), which was approved and adopted on February 18, 2019. The purpose of the LTIP is to better promote the interests of Safeguard and its shareholders by providing a definitive incentive to employees to maximize the value of Safeguard in connection with the execution of the New Strategy.

Under the LTIP, participants may receive a contingent right to receive a payment under the LTIP from a cash bonus pool. The bonus pool becomes available only after cash consideration is received by Safeguard in connection with the sale or other liquidation of its assets, including the sale of interests in its companies. (“Sale Transaction(s)”).

Following a Sale Transaction, the bonus pool will be equal to, and participants will receive an aggregate of, 1.0% of the transaction consideration (as defined in the LTIP and set forth below) received by Safeguard in connection with the Sale Transaction, provided that (i) the cash bonus pool shall not be available until Safeguard has received a specified minimum amount of transaction consideration and (ii) each additional payment from the bonus pool will first require that Safeguard has received a further specified minimum amount of transaction consideration. The foregoing percentage is increased to 1.333% in the event the transaction consideration exceeds certain specified thresholds. In addition, the cash bonus pool will be equal to, and participants will receive, a specified minimum dollar amount upon the occurrence of a single transaction or a series of related transactions pursuant to which either (i) Safeguard sells, transfers or otherwise disposes of multiple assets representing, in the aggregate, a material portion of Safeguard’s assets (as determined in good faith by Safeguard’s Board of Directors) or (ii) Safeguard is sold, merged or consolidated with or into another company.

For purposes of the LTIP, “transaction consideration” means, in connection with a Sale Transaction(s), (i) the cash consideration received directly or indirectly by Safeguard, minus (ii) the sum of the commissions, fees and expenses payable to the Safeguard’s investment bankers and the amount of fees and expenses payable to Safeguard’s professional advisors in connection with the Sale Transaction. For purposes of Transaction Consideration, cash shall not be considered paid to Safeguard unless and until the cash has been received by Safeguard and shall include any cash received by Safeguard upon the sale of securities or other consideration received in connection with any Sale Transaction.

All current officers and employees of Safeguard are eligible to participate in the LTIP. The Board, in its sole discretion, determines the participants to whom awards are granted under the LTIP, and the amounts of the awards relating to the bonus pool, provided that any award made to an officer or employee may not be rescinded unless the officer or employee has been terminated for cause or the employee has resigned without good reason. On February 18, 2019, the Board approved awards under the LTIP to Brian J. Sisko, the Company’s President and Chief Executive Officer, with a bonus pool percentage equal to 25%, and Mark A. Herndon, the Company’s Senior Vice President and Chief Financial Officer, with a bonus pool percentage equal to 7%.

At the time of the adoption of the initial Transaction Bonus Plan on April 6, 2018, the Committee also awarded, to all holders of performance unit and stock unit awards previously granted under Safeguard’s 2014 Equity Compensation Plan (the “Plan”), dividend equivalents relating to such awards. The Committee awarded such dividend equivalents, meaning amounts determined by multiplying (i) the number of shares of Company stock or stock units subject to an award under the Plan by (ii) the per-share extraordinary dividend or distribution paid by Safeguard on its stock as described in Section 5(c) of the Plan (“Dividend Equivalents”), to grantees to the extent the grantees held any of the following awards under the Plan: (1) stock units that have not yet been vested and distributed, and (2) performance units that have not yet been vested and distributed. The Dividend Equivalents are subject to the same vesting terms and other conditions of the existing awards and will be governed by the terms of the existing award and the Plan.

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EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2019 and 2018

The table below is a summary of total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2019 and 2018. At December 31, 2019, there were two individuals serving as named executive officers of Safeguard.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Brian J. Sisko	2019	500,000	—	—	—	522,000	19,160	20,482	1,061,642
President & Chief Executive Officer	2018	450,000	—	—	—	480,000	—	19,191	949,191
Mark A. Herndon	2019	250,000	—	—	—	108,750	—	17,412	376,162
Senior Vice President and Chief Financial Officer	2018	72,917	—	153,090	—	36,301	—	447	262,755

(1)

The amounts reported in this column for 2019 represent payments made in March 2020 to Messrs. Sisko and Herndon for awards earned under our 2019 Management Incentive Plan, which is described in detail under “Compensation Discussion and Analysis—2019 Compensation Program.”

(2)	For 2019, All Other Compensation includes the following amounts:

Name	401(k) Matching Contribution ($)	Life Insurance Premiums ($)	Group Life Insurance Imputed Income ($)	Severance Benefits ($)
Brian J. Sisko	14,000	4,160	2,322	—
Mark A. Herndon	14,000	3,052	360	—

Our named executive officers also are eligible to receive matching charitable contributions under our program, which is available to all employees, subject to a maximum of $1,500 in matching contributions for each individual for each calendar year.

Each of our current named executive officers has an employment agreement with us that sets his respective initial base salary and initial minimum annual cash incentive target award as follows: Mr. Sisko ($500,000 salary; $600,000 target award) and Mr. Herndon ($260,000 salary; $130,000 target award). The base salary and annual cash incentive target award for our named executive officers are reviewed by the Compensation Committee each year. Mr. Sisko’s employment agreement provides for a term of employment through December 31, 2020, following which he will be an “employee-at-will;” Mr. Herndon is an “employee-at-will” since his employment agreement does not provide for a term of employment. The primary focus of these agreements is to provide our executive officers with severance benefits in the event of a termination of employment involuntarily, without cause or for good reason, or upon a change in control, as described below under “Potential Payments upon Termination or Change in Control.”

The components of compensation reported in the Summary Compensation Table, including an explanation of the amount of salary and cash incentive compensation in proportion to total compensation, are described in detail under “Compensation Discussion and Analysis.”

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Grants of Plan-Based Awards — 2019

The following table shows non-equity awards granted during 2019 to our named executive officers. There were no equity incentive plan awards and stock awards granted during 2019 to our named executive officers.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base	Closing Market	Grant Date Fair Value of Stock
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Securities Underlying Options (#)	Price of Option Awards ($/Sh)	Price on Date of Grant ($/Sh)	and Option Awards ($)
Brian J. Sisko	04/16/18	04/16/18	—	600,000	—	—	—	—	—	—	—	—	—
Mark A. Herndon	09/17/18	09/17/18	—	125,000	—	—	—	—	—	—	—	—	—

(1)

These awards were made under our 2019 MIP. There were no mandatory minimum awards payable under our 2019 MIP. The amounts in the table represent payouts that might have been achieved based on performance at target performance levels. Actual payments under these awards, which have already been determined and were paid in March 2020, are included for 2019 in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End — 2019

The following table shows the equity awards we have made to our named executive officers that were outstanding at December 31, 2019.

		Option Awards						Stock Awards
											Equity Incentive
				Equity Incentive					Market	Equity Incentive	Plan Awards:
				Plan Awards:				Number	Value of	Plan Awards:	Market or
		Number of	Number of	Number of				of Shares	Shares or	Number of	Payout Value of
		Securities	Securities	Securities				or Units	Units of	Unearned	Unearned
		Underlying	Underlying	Underlying				of Stock	Stock	Shares, Units or	Shares, Units or
		Unexercised	Unexercised	Unexercised		Option		That	That Have	Other Rights	Other Rights
		Options	Options	Unearned		Exercise	Option	Have Not	Not	That Have Not	That Have Not
	Grant	(#)(1)	(#)(1)(2)	Options		Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	(#)(2)		($)	Date	(#)(2)(3)	($)(4)	(#)(2)(5)	($)(4)
Brian J.	11/05/10	—	—	11,265	(6)	15.105	11/05/20	—	—	—	—
Sisko	11/05/10	—	—	—		—	—	—	—	5,630	61,817
	09/30/11	358	—	11,280	(6)	15.070	09/30/21	—	—	—	—
	09/30/11	—	—	—		—	—	—	—	5,640	61,927
	10/02/12	3,672	—	—		15.435	10/02/20	—	—	—	—
	10/02/12	—	—	11,015	(6)	15.435	10/02/22	—	—	—	—
	10/02/12	—	—	—		—	—	—	—	5,508	60,478
	12/05/12	810	—	—		13.890	12/05/20	—	—	—	—
	12/05/12	—	—	2,430	(6)	13.890	12/05/22	—	—	—	—
	12/05/12	—	—	—		—	—	—	—	1,215	13,341
	10/31/13	—	—	—		—	—	—	—	12,373	135,856
	12/31/14	—	—	—		—	—	—	—	10,945	120,176

	12/31/15	—	—	—		—	—	—	—	20,179	221,565
	12/31/16	—	—	—		—	—	3,059	33,588	24,475	268,736
	12/29/17	—	—	—		—	—	11,555	126,874	—	—
Mark A.	10/23/18	—	—	—		—	—	13,500	148,230	—	—
Herndon

(1)

Unless otherwise identified by footnote, options are subject to time-based vesting, with 25% of the underlying shares vesting on the first anniversary date of the grant date and the remaining underlying shares vesting in 36 equal installments each month thereafter. All time-based options are currently fully vested.

(2)

Vesting of equity awards may be accelerated upon death, permanent disability, retirement on or after 65th birthday, termination of employment for good reason or without cause, or termination of employment in connection with a change in control. Further information regarding the equity awards that are subject to acceleration of vesting in each circumstance can be found below under “Potential Payments upon Termination or Change in Control.”

(3)

The shares awarded to Mr. Sisko vested 25% on March 1 in the second calendar year following the grant and in 12 equal quarterly installments commencing on March 15 in the second calendar year following the grant and on the fifteenth day of each June, September, December, and March thereafter. For Mr. Herndon, the shares included in this column vest on October 23, 2020.

(4)

Under SEC rules, the value is calculated based on the year-end closing stock price of $10.98, as reported on the NYSE composite tape, multiplied by the number of shares or the number of shares of stock underlying the PSUs that have not vested.

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(5)

The PSUs included in this column are subject to capital-return based vesting and vest based on the aggregate cash produced as a result of monetizations involving certain of our companies relative to the amount of cash deployed in connection with such companies over a 10-year period, as described in detail under “Compensation Discussion and Analysis –– Long-Term Incentives.” The capital-return based vesting for the PSUs included in this column is tied to the following companies: (i) for the 2011, 2014, 2015 and 2016 grants, those companies into which we first deployed capital during the preceding 12 months; (ii) for the 2010 and 2012 grants, those companies into which we first deployed capital during the preceding 24 months; and (iii) for the 2013 grants, those companies into which we first deployed capital during the period November 2012 through December 2013. Each PSU entitles a named executive officer to receive one share of Safeguard common stock on or about the date upon which the PSU vests, and, for PSUs awarded in 2014, 2015 and 2016, cash accruals/payments if the capital returned to Safeguard exceeds 2.0 times the capital deployed plus allocated overhead. No named executive officer may receive any cash amounts relating to the 2014, 2015 and 2016 PSUs, respectively, beyond the point at which the cash returned to Safeguard equals 3.0 times capital deployed (plus allocated overhead), effectively capping the combined equity and cash incentive payout for such named executive officers at 200%. Notwithstanding the above, so as to ensure against the unlikely possibility that grants could, in theory, vest quickly if cash proceeds relating to a particular pool are achieved very soon after the equity grant date, the Committee required, beginning in 2014, that none of such equity may vest (or cash amounts be paid) more quickly than based upon the following schedule following grant: March 15 in the second calendar year following the grant - 25%; each semi-annual anniversary of the grant thereafter through March 15 in the fifth calendar year following the grant - 12 ½% increments.

(6)

These options are subject to capital-return based vesting and vest based on the aggregate cash produced as a result of monetizations involving certain of our companies relative to the amount of cash deployed in connection with such companies, as described in detail under “Compensation Discussion and Analysis –– Long-Term Incentives.” The capital-return based vesting for the options is tied to the following companies: (i) for the 2011 grants, those companies into which we first deployed capital during the preceding 12 months; and (ii) for the 2010 and 2012 grants, those companies into which we first deployed capital during the preceding 24 months.

Option Exercises and Stock Vested — 2019

The following table shows restricted stock awards that vested during 2019. No stock options were exercised during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian J. Sisko	–	–	17,137	199,803
Mark A. Herndon	–	–	4,500	49,883

(1)

The value realized on exercise is determined by multiplying the number of shares acquired on exercise by the difference between the exercise price and the average of the high and low trading prices of Safeguard’s common stock, as reported on the NYSE consolidated tape, on the exercise date, or, for those shares that were sold upon exercise of the options, the difference between the sales price of the shares underlying the options exercised and the applicable exercise price of those options.

(2)

The value realized on vesting is determined by multiplying the number of shares vested by the average of the high and low trading prices of Safeguard’s common stock, as reported on the NYSE consolidated tape, on each vesting date.

Nonqualified Deferred Compensation — 2019

In 2003, Safeguard adopted an Executive Deferred Compensation Plan, which is a nonqualified, unfunded plan that provided for a designated group of employees to obtain credits in the form of Safeguard contributions that were allocated to accounts for the benefit of each participant. Participants were not able to defer compensation under the plan. This plan was adopted in order to approximate matching contributions under our 401(k) plan which, based upon the terms and structure of our 401(k) plan, were not available to our most highly compensated personnel.

During 2008, the Compensation Committee approved a change to our 401(k) plan which allowed matching contributions for all of our employees beginning in 2009. Therefore, no contributions have been made to this plan since 2009, and we do not expect to make any future contributions under this plan. Amounts accrued for prior periods will remain credited, and earnings on those prior amounts will continue to be credited, to prior participants in accordance with the terms of the plan.

Lump sum distributions of the vested balance in a named executive officer’s account are made six months following termination.

A committee appointed by Safeguard’s Board selects the funds or indices that are used for purposes of calculating the earnings that are credited to each participant’s account based on a notional investment in the selected funds or indices. Since July 2011, we have calculated earnings based on the performance of the notional investment in the Vanguard 500 Index Admiral Fund (VFIAX), one of the investment choices available to participants in our 401(k) plan. The committee, in its discretion, may replace this fund and add new funds.

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The following table shows earnings during 2019 and account balances at December 31, 2019, for our named executive officers.

Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Brian J. Sisko	—	19,160	—	80,087
Mark A. Herndon	—	—	—	—

(1)	The balance consists of contributions credited by us and notional accrued gains or losses. At December 31, 2019, Mr. Sisko was fully vested.

Potential Payments upon Termination or Change in Control

Agreements with Messrs. Sisko and Herndon

Mr. Sisko has an agreement with us that provides for certain benefits upon termination of employment without cause or for good reason, either involuntarily or in connection with a change in control. Mr. Herndon has an agreement with us that provides for certain benefits upon his termination of employment without cause. Under these agreements, the following definitions, as applicable, apply:

Cause	à

Violation of any of our written policies; appropriation of a material business opportunity of our company; misappropriation of company assets; conviction of a felony or any other crime with respect to which imprisonment is a possible punishment; or breach of any material term of the executive’s employment agreement or any other agreement with, or duty owed to, us or any of our companies.

Good Reason	à

A material diminution, without the executive’s consent, in the nature or status of the executive’s position, title, responsibilities, or duties; a material reduction of the executive’s base salary; a material breach by us of the executive’s agreement; or the relocation of our principal office by more than 30 miles (as specified in the executive’s agreement).

Change in Control	à

A change in control generally occurs when:

•   Any person or group becomes the beneficial owner of securities having 50% or more of the combined voting power of our securities;

•   Less than a majority of our Board consists of continuing directors (which means a director who either is a member of the Board as of April 6, 2018 or is nominated or appointed to serve as a director by a majority of the then continuing directors);

•   We are subject to a merger or other business combination transaction as a result of which holders of a majority of our equity securities do not own a majority of the equity securities of the surviving company; or

•   We sell all or substantially all of our assets or are liquidated.

Payments Made upon Involuntary Termination of Employment without Cause or for Good Reason

Mr. Sisko will receive the following benefits upon involuntary termination of employment without cause or by Mr. Sisko for good reason:

During the period July 1, 2018 through December 31, 2020 (the “Term”):

•	A lump sum payment equal to the amount of salary and annual incentive (at target) under the Management Incentive Plan that he would have received for the balance of the Term;
•	A lump sum payment equal to 1.5 times the annual salary then in effect (which will not be less than $500,000);
•

Vesting of all outstanding and unvested interests under Safeguard’s various long-term incentive plans that would have otherwise vested prior to the end of the Term and all time-vested stock options will remain exercisable for 36 months (unless any of the options would by their terms expire sooner, in which case they may be exercised at any time prior to expiration);

•

A lump sum payment equal to the cost of COBRA continuation coverage under Safeguard’s medical insurance program for the balance of the Term, plus an additional 12-month period, less such co-payment payable by Mr. Sisko, as in effect on the date of termination;

•

Reimbursement of any medical, vision or dental expenses not otherwise covered by Safeguard’s medical insurance program for the balance of the Term, plus an additional 12-month period, provided that such reimbursement shall not exceed $5,000, in the aggregate, per calendar year; and

•

Reimbursement for the cost of life insurance coverage under the universal life insurance policy purchased by Safeguard for the balance of the Term plus an additional 12 months, provided Mr. Sisko continues to pay the premiums for such insurance policy and submit the paid bill for such premiums to Safeguard for reimbursement.

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Following December 31, 2020:

•	A lump sum payment equal to 1.5 times the annual salary then in effect (which will not be less than $500,000);
•	A pro-rated cash bonus for the current year under the Management Incentive Plan, dependent upon performance as determined by the Compensation Committee;
•	Vesting of his interests under Safeguard’s various long-term incentive plans in accordance with the provisions of Safeguard’s various long-term incentive plans;
•

A lump sum payment equal to the cost of COBRA continuation coverage under Safeguard’s medical insurance program for a 12-month period, less such co-payment payable by Mr. Sisko, as in effect on the date of termination;

•

Reimbursement of any medical, vision or dental expenses not otherwise covered by Safeguard’s medical insurance program for a 12-month period, provided that such reimbursement shall not exceed $5,000, in the aggregate, per calendar year; and

•

Reimbursement for the cost of life insurance coverage under the universal life insurance policy purchased by Safeguard for 12 months’ coverage, provided Mr. Sisko continues to pay the premiums for such insurance policy and submit the paid bill for such premiums to Safeguard for reimbursement.

Mr. Herndon will receive the following benefits upon involuntary termination of employment without cause:

•	Payment equal to six months of his base annual salary then in effect, payable in semi-monthly installments over six months;
•	Continued vesting during the severance period in any restricted stock and/or other equity related instruments granted to him
•

Up to six months’ continued COBRA coverage under Safeguard’s medical insurance program; provided, however, that such coverage shall terminate immediately upon his commencement of full-time employment with any other employer during the severance period; and

•	A lump sum payment equal to the applicable premium otherwise payable for COBRA continuation coverage with respect to dental insurance for a six-month period.

Payments Made upon a Change in Control or Involuntary Termination of Employment without Cause or for Good Reason in Connection with a Change in Control

Except for those benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment, Mr. Herndon will not be entitled to any other payments or benefits and Mr. Sisko will not be entitled to any other payments or benefits unless the change in control is coupled with a loss of employment or a substantial change in job duties as described above prior to the end of the Term.

Following a change in control, upon involuntary termination of employment without cause or for good reason prior to the end of the Term, Mr. Sisko will receive the benefits set forth above during the Term, except that in lieu of the treatment of equity awards under the third bullet above during the Term, Mr. Sisko will be entitled to the following:

•

Vesting of all outstanding and unvested stock options, restricted stock awards, performance stock units, and deferred stock units, if any, under Safeguard’s various long-term incentive plans, and all time-vested stock options will remain exercisable for 36 months (unless any of the options would by their terms expire sooner, in which case they may be exercised at any time prior to expiration);

Other Payments Made upon Termination of Employment

Regardless of the manner in which a named executive officer’s employment terminates, he also generally will receive payments and benefits that are provided on a non-discriminatory basis to our employees upon termination of employment, including the following:

•	Amounts earned during his term of employment;
•	Amounts contributed by us for the year of termination under our 401(k) plan (if he has completed the required hours of service, if any, and is an employee on the date as of which we make a contribution);
•	Distribution of accrued and vested plan balances under our 401(k) plan and nonqualified deferred compensation plan;
•	Reimbursement of eligible dental expenses for services incurred prior to termination;
•	Upon his death, disability or retirement on or after his 65th birthday, accelerated vesting of stock options subject to time-based vesting that have not otherwise vested and extension of the post-termination exercise period for all stock options from 90 days to 12 months; and
•	Upon his death or disability, payment of benefits under our other broad-based employee benefit programs, including short-term and long-term disability plans, life insurance program, accidental death and dismemberment plan and business travel insurance plan, as applicable.

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The following table shows the potential incremental payments and benefits which our named executive officers would have been entitled to receive upon termination of employment in each situation listed in the table below under their respective agreements and our broad-based employee benefit programs. The amounts shown do not include certain payments and benefits available generally to salaried employees upon termination of employment, such as distributions from our 401(k) and deferred compensation plans. The amounts shown in the table are based on an assumed termination as of December 31, 2019, and represent estimates of the maximum incremental amounts and benefits that would have been paid to each executive upon his termination which we have calculated: (i) by assuming each executive officer would have been entitled to his respective target incentive award for 2019; (ii) that Mr. Sisko would have been entitled to his annualized target incentives for 2019 and 2020; and (ii) by using our 2020 premium costs for calculating the value of the health and welfare benefits. The amount to be paid to each executive would depend on the time and circumstances of an executive’s separation from Safeguard.

			Life Insurance	Health
			Proceeds or	and		Total
		Salary and	Disability	Welfare	Acceleration of	Termination
		Bonus	Income	Benefits	Equity Awards	Benefits
		($)	($)	($)	($)(1)	($)
Brian J. Sisko
•	Normal Retirement (65+)	—	—	—	—	—
•	Permanent disability	—	1,520,600	—	—	1,520,600
•	Death	—	1,500,000	—	—	1,500,000
•	Involuntary termination without cause or for good reason	2,450,000	—	38,623	97,019	2,585,642
•	Change-in-control termination, involuntarily or for good reason	2,450,000	—	38,623	160,462	2,649,085
Mark A. Herndon
•	Normal Retirement (65+)	—	—	—	—	—
•	Permanent disability	—	3,516,400	—	—	3,516,400
•	Death	—	1,000,000	—	—	1,000,000
•	Involuntary termination without cause	125,000	—	10,290	—	135,290
•	Change-in-control termination, involuntarily without cause	125,000	—	10,290	148,230	283,520

(1)

Under SEC rules, the value related to the acceleration of equity awards in each scenario is calculated as of December 31, 2019, based on the number of shares of restricted stock for which vesting would have been accelerated, multiplied by our year-end closing stock price, as reported on the NYSE composite tape.

38

PROPOSAL NO. 3 – RATIFICATION OF THE AUDIT COMMITTEE’S
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, composed entirely of independent, non-employee members of the Board, approved the appointment of KPMG LLP (“KPMG”) as Safeguard’s independent registered public accounting firm for the 2020 fiscal year, and the Board has recommended that our shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Audit Committee may reconsider its recommendation and may retain KPMG or another accounting firm without resubmitting the matter to shareholders. Even if the shareholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interests of Safeguard and its shareholders.

Services provided to Safeguard and its subsidiaries by KPMG in fiscal year 2019 and fiscal year 2018 are described below under “Independent Registered Public Accounting Firm — Audit Fees.” Representatives of KPMG are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the proposal.

Recommendation of the Board of Directors

The Board recommends that shareholders vote “FOR” the proposal to ratify the appointment of KPMG as Safeguard’s independent registered public accounting firm for the 2020 fiscal year.

Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of Safeguard’s consolidated financial statements for fiscal year 2019 and fiscal year 2018 and fees billed for audit-related services, tax services and all other services rendered by KPMG for fiscal year 2019 and fiscal year 2018. This table includes fees billed to Safeguard’s consolidated subsidiaries for services rendered by KPMG.

	2019	2018
Audit Fees (1)	$605,000	$725,000
Audit-Related Fees	—	—
Tax Fees (2)	140,500	161,000
All Other Fees	—	—
Total	$745,500	$886,000

(1)

Audit fees include fees for professional services rendered in connection with the integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Tax fees include the aggregate fees billed by KPMG for tax consultation and tax compliance services.

The Audit Committee pre-approves each service to be performed by KPMG at its regularly scheduled meetings. For any service that may require pre-approval between regularly scheduled meetings, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by Safeguard’s independent registered public accounting firm and associated fees up to a maximum of $100,000, and the Chairperson communicates such pre-approvals to the Audit Committee at its next regularly scheduled meeting.

39

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities regarding general oversight of the integrity of Safeguard’s consolidated financial statements, Safeguard’s compliance with legal and regulatory requirements, the performance of Safeguard’s internal audit function, review and approval of related party transactions and the performance, qualifications and independence of Safeguard’s independent registered public accounting firm.

Safeguard’s management has primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of Safeguard’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. Safeguard’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and issuing opinions as to the conformity of Safeguard’s audited consolidated financial statements with U.S. generally accepted accounting principles and the effectiveness of Safeguard’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Throughout the year, the Audit Committee regularly meets with management of Safeguard, Safeguard’s independent registered public accounting firm and Safeguard’s internal auditor. The Audit Committee also regularly meets with each of these groups separately in closed sessions. In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee reviewed Safeguard’s audited consolidated financial statements for fiscal year 2019 and met and held discussions with management and KPMG regarding the audited consolidated financial statements.

2.

The Audit Committee discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 (now known as PCAOB Auditing Standard No. 1301), as adopted by the Public Company Accounting Oversight Board.

3.

The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its independence.

4.

Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Safeguard’s Annual Report on Form 10-K for fiscal year 2019.

Members of the Audit Committee:

Maureen F. Morrison Chairperson

Russell D. Glass	Ira M. Lubert	Joseph M. Manko, Jr.	John J. Roberts	Robert J. Rosenthal

40

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND OFFICERS

The following table shows the number of shares of Safeguard common stock beneficially owned as of March 25, 2020 (unless otherwise indicated), by each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, our directors, persons named in the Summary Compensation Table in this proxy statement and our directors and executive officers as a group. For purposes of reporting total beneficial ownership, shares that may be acquired within 60 days of March 25, 2020 through the exercise of Safeguard stock options are included. On March 25, 2020, there were 20,649,205 shares of common stock outstanding and 19,007 shares underlying stock options held by executive officers and directors, as a group, that were exercisable within 60 days of March 25, 2020.

	Outstanding Shares Beneficially		Options Exercisable	Shares Beneficially Owned Assuming Exercise of	Percent of Outstanding	Other Stock-Based Holdings (2)
Name	Owned		Within 60 Days	Options	Shares (1)	Vested	Unvested
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	1,585,617		—	1,585,617	7.7%	—	—
First Manhattan Co. 399 Park Avenue New York, NY 10022	1,165,160		—	1,165,160	5.6%	—	—
Horton Capital Partners, LLC, Maplewood Partners, LLC and associated shareholders 1717 Arch Street, Suite 3920 Philadelphia, PA 19103	1,068,295	(3)	—	1,068,295	5.2%	—	—
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,498,862	(4)	—	1,498,862	7.3%	—	—
Vanguard Index Funds—Vanguard Total Stock Market Index Fund 100 Vanguard Boulevard Malvern, PA 19355	1,047,764		—	1.047,764	5.1%	—	—
Russell D. Glass	14,709		—	14,709	*	—	—
Ira M. Lubert	—		—	—	*	—	—
Joseph M. Manko, Jr.	1,085,538	(5)	—	—	5.3%	—	—
Maureen F. Morrison	13,653		4,166	17,819	*	—	—
John J. Roberts	25,266		5,000	30,266	*	64,153	—
Robert J. Rosenthal	19,263		5,000	24,263	*	43,540	—
Brian J. Sisko	124,772		4,840	129,612	*	—	—
Mark A. Herndon	28,000		—	28,000	*	—	—
Executive officers and directors as a group (8 persons)	1,311,201		19,006	1,330,207	6.4%	107,693	—

(1)

Unless otherwise indicated by footnote, each director and named executive officer has the sole power to vote and to dispose of the shares (other than shares held jointly with an individual’s spouse). An * indicates ownership of less than 1% of the outstanding shares. Shareholding information for BlackRock, Inc., First Manhattan Co., The Vanguard Group, and Vanguard Index Funds—Vanguard Total Stock Market Index Fund is based on information included in the Schedule 13G or Schedule 13G/A filed with the SEC by each such entity as of March 25, 2020. Shareholder information for Horton Capital Partners, LLC, Maplewood Partners, LLC and associated shareholders is based on information included in the Schedule 13D/A filed with the SEC as of March 25, 2020.

(2)

The shares in this column represent DSUs that have been credited to each individual, inclusive of any applicable matching DSUs credited to such individual as a result of the deferral of director fees. The DSUs, which may not be voted or transferred, are payable, on a one-for-one basis, in shares of Safeguard common stock following an individual’s termination of service on the Board. See “Corporate Governance and Board Matters – Board Compensation.”

(3)

These securities are beneficially held by the following persons as reported on a Schedule 13D/A filed with the SEC on March 27, 2019: Horton Capital Management, LLC (1,068,295), Joseph M. Manko, Jr. (1,068,295), Maplewood Advisors IM, LLC (1,139,365), Maplewood Partners, LLC (1,139,365), Maplewood Capital Partners, LP (116,700), Darren C. Wallis (1,139,365), Horton Capital Partners, LLC (763,573), Sierra Capital Investments, LP (707,845), Maplewood Global Partners, LLC (707,845), AVI Capital Partners, LP (10,098), Horton Capital Partners Fund, LP (55,728), and Maplewood Advisors GP, LLC (10,098).

(4)	Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 39,182 shares or .18% of Safeguard’s outstanding common stock as a result of its serving as investment manager of collective trust accounts.

(5)	Mr. Manko has shared voting power over, and may be deemed to be the beneficial owner of, shares of common stock owned by Horton Capital Partners Fund, L.P. and Sierra Capital Investments, L.P. and 304,722 shares of common stock held in managed accounts. Mr. Manko disclaims beneficial ownership of the shares held by Maplewood Capital Partners, LP and AVI Capital Partners, LP.

41

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than 10% holders of our common stock to file with the SEC reports of ownership of our securities and changes in ownership of our securities. Based solely on our review of the copies of reports we have received and upon written representations from the reporting persons that no Form 5 reports were required to be filed by those persons, Safeguard believes there were no late filings by our directors and executive officers during 2019. There were no known holders of greater than 10% of our common stock during 2019 who failed to file the required reports.

OTHER MATTERS

Shareholder Proposals and Director Nominations

Shareholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act. To be considered for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2021 annual meeting of shareholders, shareholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than December 7, 2020. In order to avoid controversy, shareholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also must comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from Safeguard’s proxy materials for the 2021 annual meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Shareholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act. Our Third Amended and Restated Bylaws establish advance notice procedures with regard to shareholder proposals that are not submitted for inclusion in the Proxy Statement and director nominations. With respect to such shareholder proposals and director nominations intended to be presented at our 2021 annual meeting, a shareholder’s advance notice must be in writing, must meet the requirements set forth in our Bylaws and must be delivered to and otherwise received by, our Secretary no earlier than January 21, 2021 and no later than the close of business on February 20, 2021. However, in the event the 2021 annual meeting is scheduled to be held on a date before April 20, 2021, or after June 19, 2021, then such advance notice must be received by us not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made by Safeguard.

General Requirements. Each proposal submitted must be a proper subject for shareholder action at the annual meeting. The shareholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a shareholder gives notice after the applicable deadlines or otherwise does not satisfy the applicable requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting. All proposals must be submitted to:

Safeguard Scientifics, Inc.

Attention: Corporate Secretary

One Radnor Corp. Center, Suite 110

100 Matsonford Road

Radnor, PA 19087

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act. If a shareholder who wishes to present a proposal before the 2021 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of shareholder proposals and proposed director nominations, the proxies that our Board solicits for the 2021 annual meeting will confer discretionary authority on the person named in the proxy to vote on the shareholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a shareholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

42

Additional Information

Safeguard’s annual report to shareholders for the year ended December 31, 2019, including consolidated financial statements and the related notes thereto and other information with respect to Safeguard and our companies, will be made available, together with this proxy statement, on or about April 6, 2020, to shareholders of record as of the close of business on March 25, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

G. Matthew Barnard, Corporate Secretary

April 6, 2020

43

SAFEGUARD VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SFE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1. Election of Directors of the Company to serve until the 2021 Annual Meeting of Shareholders.

Nominees:

01 - Russell D. Glass 02 - Joseph M. Manko, Jr. 03 - Maureen F. Morrison
04 - Robert J. Rosenthal

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees ☐ For All EXCEPT

INSTRUCTIONS: IF YOU DO NOT WISH YOUR SHARES OF COMMON STOCK TO BE VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NUMBER(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE REMAINING NOMINEE(S).

____

Unless you specify different directions with respect to cumulative voting (which directions may include withholding authority to cumulate votes with respect to one or more Nominees) and mark the corresponding box below, this proxy authorizes the herein named attorneys and proxies, their substitutes, or any of them to cumulate votes that the undersigned is entitled to cast at the 2020 Annual Meeting at the discretion of the proxy holders. Accordingly, unless otherwise instructed in accordance with the foregoing, the shares represented by this proxy will be voted cumulatively in favor of the Nominees listed above, at the proxy holders' sole discretion, in order to elect as many of the Nominees listed above as possible. The shares represented by this proxy will not be cumulated with respect to any Nominee for whom the authority to vote has been withheld.

☐ To specify different directions with respect to cumulative voting, mark the adjacent box and write your instructions in the space provided below under "CUMULATIVE VOTING INSTRUCTIONS."

	For	Against	Abstain
2. Advisory resolution to approve the compensation of the Company's named executive officers for the year ended December 31, 2019.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

B CUMULATIVE VOTING INSTRUCTIONS:

Provide below any instructions with respect to how the undersigned's shares should be cumulatively voted at the 2020 Annual Meeting, including the number of shares of Common Stock to be voted for any particular Nominee and/or the name of any Nominee with respect to whom the undersigned is withholding authority to cumulate votes, as applicable. Unless indicated to the contrary in the space provided below, all cumulative votes of such shareholder will be distributed among the remaining Nominees at the discretion of the proxy holders named herein.

____

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037U8E

Computershare is the stock transfer agent and registrar for Safeguard Scientifics, Inc. **Computershare** provides you the flexibility to access information and process transactions using its toll-free shareholder services center, automated telephone support system and Internet capabilities.

Contacting Computershare
Please direct your inquiries and transaction requests to **Computershare** using the options listed below:

Telephone inquiries: 1-800-736-3001 (U.S., Canada, Puerto Rico)
1-781-575-3100 (non U.S.)
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E-mail inquiries: web.queries@computershare.com
Written requests:
First Class/Registered/Certified Mail:
Computershare Investor Services
PO BOX 505000
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Investor Centre
You also can manage your account online via Investor Centre, Computershare's Web-based tool for shareholders. Here you can view your account details, update your account information and process various transactions. Registration is quick and easy. You can access The Investor Centre at www.computershare.com/investor.

The 2020 Annual Meeting of Shareholders of Safeguard Scientifics, Inc. will be held on May 20, 2020 at 8:00 a.m. Eastern Time, virtually via the internet at www.meetingcenter.io/232812760.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the front of this form.

The password for this meeting is — SFE2020.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Safeguard Scientifics, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAFEGUARD SCIENTIFICS, INC.

No matter how many shares you hold, we consider your vote important and encourage you to vote as soon as possible. When you sign and return this proxy card, you

- appoint Brian J. Sisko and G. Matthew Barnard (or either of them or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the Annual Meeting on May 20, 2020, and at any adjournments, postponements, continuations or reschedulings of that meeting and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present thereat;
- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended; and
- revoke any previous proxies you may have signed, including any proxy previously given by telephone or internet.

The undersigned acknowledges receipt of the Notice of the Annual Meeting and proxy statement dated April 6, 2020.

IF YOU SIGN AND RETURN THE PROXY BUT DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR (1) ALL NOMINEES TO THE BOARD OF DIRECTORS; (2) THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2019; AND (3) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS, POSTPONEMENTS, RESCHEDULINGS OR CONTINUATIONS OF THE MEETING.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Subject to the conditions set forth in the proxy statement, if any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

(continued, and to be marked, signed and dated, on the reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

D Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.